                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

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Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               Sun Company, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                               Sun Company, Inc.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Notes:

[SUNOCO LOGO APPEARS HERE]                           SUN COMPANY, INC.
                                                     Ten Penn Center
                                                     1801 Market Street
                                                     Philadelphia, PA 19103-1699




                      ----------------------------------
                            NOTICE OF ANNUAL MEETING
                      ----------------------------------

Dear Sun Shareholder:

The 1997 Annual Meeting of Shareholders of Sun Company, Inc. will be held in the Promenade Ballroom on the second floor of the Adam's Mark Hotel at Williams Center, 100 East 2nd Street, Tulsa, OK 74103 on Thursday, May 1, 1997 at 9:30 a.m., for the following purposes:

  1. To elect a Board of Directors (see pages 1 to 6);

  2. To act upon a proposal to adopt the Sun Company, Inc. Long-Term Performance Enhancement Plan for key employees (see pages 17 to 20);

  3. To approve the appointment of independent auditors (see page 21); and

  4. To transact such other business as may properly come before the Annual Meeting (see page 26).

Only shareholders of record at the close of business on February 10, 1997 will be entitled to vote at the 1997 Annual Meeting or at any adjournments thereof.

                      By Order of the Board of Directors,

                      /s/ Ann C. Mule

                             Ann C. Mule
                    General Attorney and Corporate Secretary

March 18, 1997

--------------------------------------------------------------------------------
 PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD IN THE ENVELOPE
 PROVIDED, WHETHER YOUR HOLDINGS ARE LARGE OR SMALL, THUS ASSURING YOUR REPRESENTATION AT THE 1997 ANNUAL MEETING.

 IF YOU PLAN TO ATTEND THE 1997 ANNUAL MEETING, PLEASE MARK YOUR PROXY CARD IN THE SPACE PROVIDED. AN ADMISSION TICKET WILL BE MAILED TO YOU IN ADVANCE OF THE ANNUAL MEETING.

 A COPY OF SUN'S 1996 ANNUAL REPORT WAS RECENTLY MAILED TO ALL
 SHAREHOLDERS.
--------------------------------------------------------------------------------

PROXY STATEMENT________________________________________________________________

This proxy statement is furnished to shareholders of Sun Company, Inc. ("Sun" or the "Company") in connection with the solicitation, by the Board of Directors (the "Board"), of the proxy/voting instruction card ("proxy card") to be used at the 1997 Annual Meeting of Shareholders to be held on May 1, 1997 or at any adjournments thereof (the "1997 Annual Meeting"). The approximate date of mailing this proxy statement and the accompanying proxy card is March 18, 1997.

ELECTION OF DIRECTORS (ITEM 1 ON PROXY CARD)___________________________________

THE BOARD RECOMMENDS THAT THE PROXY CARD BE VOTED FOR THE ELECTION OF THE 11 NOMINEES LISTED STARTING ON PAGE 2 TO SERVE AS DIRECTORS UNTIL THE NEXT ANNUAL MEETING OF SHAREHOLDERS AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED. ALL NOMINEES ARE CURRENTLY DIRECTORS AND THEIR TERMS WILL EXPIRE WHEN DIRECTORS ARE ELECTED AT THE 1997 ANNUAL MEETING. If any nominee is unable to stand for election, the Board may nominate and the persons named on the proxy card as proxies and attorneys-in-fact may vote for a substitute or, alternatively, the Board may reduce its size. Key information concerning the Board is set forth below:

  . Each director is elected annually for a one-year term. The Board is comprised of a majority of outside, independent non-employee directors.

  . Over the past few years, the Board has taken actions to more closely align directors' compensation with the long-term interests of Sun's shareholders:

    --Sun pays its directors 70% of their annual retainer fee in the form of Sun Company, Inc. Common Stock ("Common Stock").

    --In February 1996, the Non-Employee Directors' Retirement Plan was eliminated. The directors' accrued benefits under that plan were transferred into the Directors' Deferred Compensation Plan in the form of restricted share units which mirror the performance of Common Stock (see page 6 for more information).

  . No director has a consulting contract with the Company.

  . The Board Policy and Nominating Committee reviews and evaluates each individual director in deciding whether that director should be nominated or renominated for election. The Board then discusses and votes on the entire director slate.

  . The Board Policy and Nominating Committee reviews changes in a director's occupational status to determine if that director should continue on the Board.

  . The Board has a mandatory retirement age of 70 for all outside, non-employee directors.

  . Every year the Board reviews the strategic plan and approves an operating plan for the Company.

  . The Board holds at least one "Outside Directors Only" meeting annually to discuss its assessment of Company direction and progress toward pre-determined goals.

  . The Chief Executive Officer ("CEO") reports annually on succession planning and management development to the Board.

  . Sun's Board has five standing committees:

    --The AUDIT COMMITTEE examines the Company's accounting processes, financial controls and reporting systems, reviews and approves Sun's financial disclosures, and assesses the performance and recommends the appointment of independent auditors.

    --The BOARD POLICY AND NOMINATING COMMITTEE reviews and evaluates Board members in determining the annual director slate and identifies new director nominees. It also reviews the role, composition and structure of the Board and its committees as well as director compensation.

    --The COMPENSATION COMMITTEE reviews the compensation and benefit policies and practices of the Company, approves annual CEO and Company goals, evaluates the performance of the CEO and issues the Compensation Committee Report (see pages 8 to 11) regarding executive compensation to shareholders.

    --The PUBLIC AFFAIRS COMMITTEE reviews the Company's compliance with laws governing health, environment and safety, equal employment opportunity, and political activities. It also oversees the administration of corporate contributions and evaluates the Company's relationship with its shareholders and all other constituencies.

    --The EXECUTIVE COMMITTEE exercises the authority of the Board during the intervals between meetings of the Board.

  . During 1996, the Board held 12 meetings, and the committees held the following number of meetings: AUDIT, 7; BOARD POLICY AND NOMINATING, 6; COMPENSATION, 6; PUBLIC AFFAIRS, 3; and EXECUTIVE, 1.

  . During 1996, each director attended at least 75% of the aggregate of all meetings of the Board and the committees on which the director served.

NOMINEES FOR ELECTION AS A DIRECTOR

--------------------------------------------------------------------------------

[PHOTOGRAPH    ROBERT H. CAMPBELL
OF ROBERT
H. CAMPBELL
APPEARS HERE]  Director since 1988  Chair, Executive Committee

               Age 59               Member, Board Policy and Nominating
                                    Committee
               Mr. Campbell was elected Chairman of the Board of the Company in May 1992 and was elected its Chief Executive Officer in Sep-tember 1991. Previously, he was President from February 1991 until December 1996 and an Executive Vice President from Novem-ber 1988 until February 1991. He joined the Company in 1960. Mr. Campbell is also a director of CIGNA Corporation and Hershey Foods Corporation.


[PHOTOGRAPH    RAYMOND E. CARTLEDGE
OF RAYMOND
E. CARTLEDGE   Director since 1990  Chair, Compensation Committee
APPEARS HERE]  Age 67               Member, Board Policy and Nominating
                                    Committee

                                    Member, Executive Committee
               Mr. Cartledge was elected Chairman of Savannah Foods & Indus-tries, Inc. in May 1996. He retired as Chairman and Chief Exec-utive Officer of Union Camp Corporation in June 1994, a posi-tion he had held since 1986, and he continues as a director. Mr. Cartledge is also a director of Blount, Inc.; Chase Brass Industries, Inc.; Delta Air Lines, Inc.; and UCAR International.

[PHOTOGRAPH     ROBERT E. CAWTHORN
OF ROBERT
E. CAWTHORN     Director since 1989  Member, Board Policy and Nominating
APPEARS HERE]   Age 61               Committee
                                     Member, Compensation Committee

                                     Member, Executive Committee
                Mr. Cawthorn became Managing Director of Global Health Care Partners, DLJ Merchant Banking Partners, L.P. in January 1997. He has been Chairman Emeritus of Rhone-Poulenc Rorer Inc. since May 1996, continuing as one of its directors, a position he has held since 1984. Mr. Cawthorn retired in May 1996 as Chairman of its Board, a position he had held since 1986, and he retired as its Chief Executive Officer in May 1995, a posi-tion he had held since 1985. Mr. Cawthorn served as its Presi-dent from November 1987 to 1993. He is also a director of The Vanguard Group of Investment Companies and Westinghouse Elec-tric Corporation.


[PHOTOGRAPH     JOHN G. DROSDICK
OF JOHN
G. DROSDICK     Director since 1996
APPEARS HERE]
                Age 53
                Mr. Drosdick was elected a Director and President and Chief
                Operating Officer of the Company in December 1996. He was
                President and Chief Operating Officer of Ultramar Corporation
                (which recently merged with Diamond Shamrock Inc. to become
                Ultramar Diamond Shamrock Corporation) from June 1992 to Au-gust 1996, and from 1990 to June 1992, he was President of its U.S. refining and marketing business. Previously, Mr. Drosdick was President and Chief Operating Officer of Tosco Corporation from 1987 to 1989, and from 1989 to 1990 he was President and Chief Executive Officer of its subsidiary, Tosco Refining Com-pany.


[PHOTOGRAPH     MARY J. EVANS
OF MARY J.
EVANS APPEARS   Director since 1980               Chair, Public Affairs
HERE]           Age 67                            Committee

                                                  Member, Compensation
                                                  Committee
                Mrs. Evans is a director of Baxter International Inc.; Delta Air Lines, Inc.; Household International, Inc.; Saint-Gobain Corp.; Scudder New Europe Fund; and The Dun & Bradstreet Cor-poration. In addition, Mrs. Evans is a member of the advisory board of Morgan Stanley, Inc. She was a director of AMTRAK from 1974 to 1980, serving as Vice Chairman from 1974 until 1979.


[PHOTOGRAPH     THOMAS P. GERRITY
OF THOMAS
P. GERRITY      Director since 1990                Chair, Audit Committee
APPEARS HERE]   Age 55                             Member, Public Affairs
                                                   Committee

                Dr. Gerrity has been Dean of The Wharton School of the Univer-sity of Pennsylvania since July 1990. Previously, Dr. Gerrity had served as President of CSC Consulting and Vice President of Computer Science Corp. from 1989 to June 1990. He is also a director of Digital Equipment Corporation; CVS Corporation; Reliance Group Holdings, Inc.; The Federal National Mortgage Association; and Union Carbide Corporation; and is a trustee of the Miller, Anderson & Sherrerd LLP's Mutual Funds Group.

[PHOTOGRAPH     JAMES G. KAISER
OF JAMES
G. KAISER       Director since 1993               Member, Compensation
APPEARS HERE]                                     Committee

                                                  Member, Public Affairs
                                                  Committee
                Age 54
                Mr. Kaiser retired as President, Chief Executive Officer and as a director of Quanterra Incorporated in January 1996, posi-tions he had held since June 1994. Quanterra succeeded to the environmental analytical services division of International Technology Corporation and Enseco, a unit of Corning Incorpo-rated, for which Mr. Kaiser had been President and Chief Exec-utive Officer since June 1992. Previously, he had served as Senior Vice President and General Manager of Corning's Techni-cal Products Division and Latin America/Asia Pacific Exports Group since 1984. Mr. Kaiser is also a director of Mead Corp.; The Stanley Works; and The Keystone Center.


[PHOTOGRAPH     ROBERT D. KENNEDY
OF ROBERT
D. KENNEDY      Director since 1995                Member, Audit Committee
APPEARS HERE]   Age 64                             Member, Public Affairs
                                                   Committee

                Mr. Kennedy retired as Chairman of the Board of Union Carbide Corporation in December 1995, a position he had held since De-cember 1986. Previously, he served as its Chief Executive Of-ficer from April 1986 to April 1995 and its President from April 1986 to 1993. Since 1985, he has been one of its direc-tors. Mr. Kennedy is also a director of Birmingham Steel Corp.; General Signal Corporation; Kmart Corporation; UCAR In-ternational; and Union Camp Corporation. Mr. Kennedy is also on the advisory boards of The Blackstone Group and RFE Invest-ment Partners.


[PHOTOGRAPH     R. ANDERSON PEW(1)
OF R. ANDERSON
PEW APPEARS     Director since 1978                Member, Audit Committee
HERE]
                Age 60                             Member, Public Affairs
                                                   Committee
                Mr. Pew retired from the Company in May 1996 as Chief Execu-tive Officer of Radnor Corporation, a position he had held since March 1995, and as President of Helios Capital Corpora-tion, a position he had held since September 1977, both Com-pany subsidiaries. Mr. Pew joined the Company in 1958, and served as Sun's Corporate Secretary from May 1974 until July
                1977. Mr. Pew is also a director of The Glenmede Corporation and its subsidiary, The Glenmede Trust Company; and Alex.
                Brown Capital Advisory and Trust Company.

-------
(1) As noted in his biographical sketch, R. Anderson Pew is a director of The Glenmede Trust Company ("Glenmede"), which is a beneficial owner of more than 5% of Sun's combined outstanding Series A Cumulative Preference Stock ("Preference Stock") and outstanding Common Stock (see pages 24 and 25 for more information on Glenmede). Mr. Pew has advised that he has no arrangement or understanding with the Company or with Glenmede regarding the manner in which he will exercise his duties as a director of the Company, if elected. There is no arrangement or understanding between Sun and Glenmede granting to Glenmede the right to representation on Sun's Board.

[PHOTOGRAPH     WILLIAM F. POUNDS
OF WILLIAM
F. POUNDS       Director since 1973     Chair, Board Policy and Nominating
APPEARS HERE]   Age 68                  Committee
                                        Member, Audit Committee

                                        Member, Executive Committee
                Dr. Pounds is a Professor at the Alfred P. Sloan School of Management at Massachusetts Institute of Technology. He joined its faculty in 1961 and served as Dean of its Sloan School from 1966 to 1980. Dr. Pounds retired as President and Chief Executive Officer of Rockefeller Financial Services, Inc. in May 1991, a position he had held since 1982. Dr. Pounds is also a director of IDEXX Laboratories, Inc.; Perceptive Biosystems, Inc.; and the Putnam Mutual Funds.


[PHOTOGRAPH     ALEXANDER B. TROWBRIDGE
OF ALEXANDER
B. TROWBRIDGE   Director since 1990                Member, Audit Committee
APPEARS HERE]   Age 67                             Member, Public Affairs
                                                   Committee

                Mr. Trowbridge is President of Trowbridge Partners Inc. He as-sumed this position in January 1990 upon his retirement as President of the National Association of Manufacturers, a po-sition he had held since 1980. Mr. Trowbridge also serves as a director of E. M. Warburg, Pincus Funds; Harris Corporation; ICOS Corporation; New England Life Insurance Company; The Gillette Company; The Rouse Company; and WMX Technologies, Inc.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF EACH OF THE ELEVEN NOMINEES FOR DIRECTOR.

LITIGATION INVOLVING DIRECTORS

Shareholder derivative lawsuits on behalf of Corning Incorporated and the Dow Chemical Company have been filed in the U.S. District Court for the Southern District of New York against the directors of Dow Corning Corporation, which had included James G. Kaiser. Plaintiffs in these cases allege, among other things, misrepresentation, omission of material facts, breach of fiduciary duties and waste of corporate assets relative to the manufacture, marketing and sale of silicone breast implants by Dow Corning Corporation. The defendants have denied the allegations of wrong-doing.

DIRECTORS' COMPENSATION________________________________________________________

Executive officers are not paid for their services as directors of the Company. Outside, non-employee directors are compensated for their services on the Board and its committees as follows:

  . An annual Board retainer of $28,400, paid 70% in shares of Common Stock and 30% in cash;

  . An attendance fee of $1,250 paid in cash for each Board and each committee meeting;

  . An annual committee retainer of $2,000 paid in cash to the chair of each committee;

  . A fee of $1,250 per day paid in cash for special assignments in their role as directors; and

  . An annual credit of $10,000 to the Directors' Deferred Compensation Plan, in the form of Restricted Share Units (as further described below).

 . THE SUN COMPANY, INC. RETAINER STOCK PLAN FOR OUTSIDE DIRECTORS requires that 70% of the annual retainer fee to outside, non-employee directors be paid in Common Stock. This provides these directors with an increased equity interest in the Company and makes the value of their compensation dependent on the performance of Common Stock.

 . THE DIRECTORS' DEFERRED COMPENSATION PLAN permits outside, non-employee directors to defer all or a portion of their compensation which is then converted to either "Cash Units," "Share Units," or a combination of both, as defined in the plan. Amounts converted to Share Units are treated as if they were invested in shares of Common Stock. Payments of compensation deferred under this plan are restricted in terms of the earliest and latest dates that payments may begin.

 In consideration for voluntarily relinquishing all rights to any benefit under the Non-Employee Directors' Retirement Plan (which was terminated in February 1996), a separate account was established for each outside director under the Directors' Deferred Compensation Plan. This account was then credited with an amount based upon the director's accrued benefit under that former plan. The amount was then converted to Share Units which will not be payable until death or termination of Board service ("Restricted Share Units"). Restricted Share Units together with any other Share Units deferred under this plan are reflected under the column called "Directors' Deferred Compensation Plan Total Share Unit Balance" in the table on page 7. In order to maintain an overall competitive directors' compensation package, beginning in May 1996, the individual account of each outside director is credited with $10,000 annually in the form of Restricted Share Units.

 The directors' accounts are also credited with dividend equivalents on all Share Units and on all Restricted Share Units (collectively "Total Share Units") held under the plan at such time and in such amount as all holders of Common Stock receive dividends. These dividend equivalents are reinvested in additional Share Units or Restricted Share Units. Share Units are paid in cash, based upon the fair market value of Common Stock at the time of payment.

OWNERSHIP INTERESTS IN COMPANY STOCK AND SHARE UNITS___________________________

The following table shows, as of December 31, 1996, the number of shares of Common Stock beneficially owned (as defined by the Securities and Exchange Commission ("SEC")) by each director, Named Executive Officer, and by all directors and executive officers as a group (including Total Share Units held in the Directors' Deferred Compensation Plan). No director or executive officer beneficially owns more than 1% of the Common Stock and directors and executive officers as a group beneficially own approximately 2% of the Common Stock. No director or executive officer beneficially owns any Depositary Shares, other than R. M. Aiken, Jr., who beneficially owns 500 Depositary Shares. For more information about Depositary Shares (each representing ownership of one-half share of Preference Stock) see pages 22 and 23.


--------------------------------------------------------------------------------
                                                                 TOTAL OF
                                                             SHARES OF COMMON
                                                            STOCK BENEFICIALLY
                              SHARES OF      DIRECTORS'         OWNED PLUS
                                COMMON        DEFERRED      DIRECTORS' DEFERRED
                                STOCK     COMPENSATION PLAN  COMPENSATION PLAN
                             BENEFICIALLY    TOTAL SHARE        TOTAL SHARE
             NAME              OWNED(1)    UNIT BALANCE(2)     UNIT BALANCE
--------------------------------------------------------------------------------
  Robert M. Aiken, Jr.(3)...      153,096                         153,096
  Robert H. Campbell(3).....      574,480                         574,480
  Raymond E. Cartledge......        4,402        5,289              9,691
  Robert E. Cawthorn........        4,585       18,532             23,117
  J. Greg Driscoll(3).......       61,712                          61,712
  John G. Drosdick(4).......       25,000                          25,000
  Mary J. Evans.............        3,829       10,468             14,297
  Deborah M. Fretz(3).......       65,821                          65,821
  Thomas P. Gerrity.........        4,502        5,289              9,791
  James G. Kaiser...........        2,845        3,062              5,907
  Robert D. Kennedy.........        2,455        1,306              3,761
  David E. Knoll(3)(5)......      180,440                         180,440
  R. Anderson Pew(3)(5).....      101,126          337            101,463
  William F. Pounds.........        2,555       17,170             19,725
  Sheldon L. Thompson(3)....      103,714                         103,714
  Alexander B. Trowbridge...        3,455        5,289              8,744
 -------
  All directors and execu-
   tive officers as a group
   including those named
   above(3)(4)(5)...........    1,451,775
--------------------------------------------------------------------------------

(1) As defined by the SEC, securities beneficially owned as of December 31, 1996 include: securities that the above persons have the right to acquire at any time within 60 days of this date, such as, through the exercise of any option or right; securities directly or indirectly held by the above persons or by certain members of their families for which the above persons have sole or shared voting or investment power; and shares of Common Stock held on behalf of the above persons in the Sun Company, Inc. Capital Accumulation Plan ("SunCAP") and the Sun Company, Inc. Dividend Reinvestment Plan ("Dividend Reinvestment Plan").
(2) Although ultimately paid out in cash at the time of death or termination from Board service, the value of the Total Share Units mirrors the value of Common Stock. Thus, the amounts ultimately realized by the directors will reflect all subsequent changes in the market value of the Common Stock. Neither the Share Units nor Restricted Share Units carry any voting rights. For more information on the Directors' Deferred Compensation Plan see page 6.

(3) The amounts shown include shares of Common Stock which the following persons have the right to acquire within 60 days after December 31, 1996 under the Sun Company, Inc. Long-Term Incentive Plan ("LTIP") and under the Sun Company, Inc. Executive Long-Term Stock Investment Plan ("ELSIP"):
    R. M. Aiken, Jr.--141,514 shares; R. H. Campbell--536,206 shares; J. G. Driscoll--54,793 shares; D. M. Fretz--65,028 shares; D. E. Knoll--170,704 shares; R. A. Pew--26,439 shares; S. L. Thompson--97,952 shares; and all directors and executive officers as a group (including those named above)--1,225,794 shares.
(4) On January 30, 1997, J. G. Drosdick purchased 5,000 shares of Common Stock, which are reflected in this total.
(5) The individuals and group named in the table have sole voting and investment power with respect to shares of Common Stock beneficially owned, except that voting and investment power is shared as follows: R. M. Aiken, Jr.--2,135 shares; D. E. Knoll--400 shares; R. A. Pew--16,050 shares; and all directors and executive officers as a group (including those named above)--21,572 shares.

EXECUTIVE COMPENSATION_________________________________________________________

COMPENSATION COMMITTEE REPORT

THE COMMITTEE'S RESPONSIBILITIES

The Compensation Committee of the Board (the "Committee") has responsibility for executive compensation for the Company including setting and administering the policies which govern executive compensation. No employees of the Company serve on the Committee--it is composed entirely of outside, non-employee directors. Reports of the Committee's actions and decisions are presented to the full Board.

The purpose of this Report is to summarize the philosophical principles, specific program objectives and other factors considered by the Committee in reaching its determinations regarding the executive compensation of Robert H. Campbell, as the CEO, and the other five most highly compensated executive officers during 1996: Robert M. Aiken, Jr., David E. Knoll, Sheldon L. Thompson, J. Greg Driscoll, and Deborah M. Fretz (collectively with the CEO, the "Named Executive Officers").(1)

THE COMMITTEE'S PHILOSOPHICAL PRINCIPLES AND PROGRAM OBJECTIVES

The Committee believes that the Company's compensation program should:

  . Encourage strong financial and operational performance by the Company

  . Focus executives on "beating the competition"

  . Emphasize performance-based compensation ("pay at risk")

  . Align the interests of executives with the interests of shareholders by focusing executives on the Company's Common Stock performance by providing equity-based incentives and requiring significant equity holdings

  . Attract and retain key employees and managers by providing competitive compensation opportunities

The Company's executive compensation program consists of three basic components: (1) base salary, (2) annual incentive awards, and (3) long-term incentive awards primarily in the form of
-------
(1) J. Greg Driscoll resigned as the Senior Vice President, Marketing, as of February 6, 1997. However, since Mr. Driscoll was one of the five most highly compensated executive officers in 1996, his compensation data is reported in the Summary Compensation table on page 11 and other tables in this proxy statement.

Common Stock options and performance-based common stock units representing shares of Common Stock. The program's goal is to compensate executives within the mid-level of the range of base salaries paid by comparable companies and to offer appropriate forms of incentive compensation to recognize superior performance. Incentives include annual incentive awards, the payment of which is contingent upon the attainment of performance goals, and long-term incentive awards, the realized value of which is tied to increases in the value of Common Stock and to total shareholder return.

The Committee believes that the Company's direct competition for executive talent is broader than the companies included in either the new or former peer group established for purposes of comparing shareholder returns (the "Performance Peer Group") (see pages 16 and 17 for more information). To assist in benchmarking the competitiveness of the Company's compensation programs, the Company participates in executive compensation surveys, compiled by third-party consultants, which include a total of 13 oil industry companies (the "Compensation Peer Group"). Thus, the Compensation Peer Group is not the same as the Performance Peer Groups presented in the Comparison of Five-Year Cumulative Total Return Graphs on pages 16 and 17. The compensation survey data reflect adjustments for each company's relative revenue, asset base, employee population and capitalization, along with the scope of managerial responsibility and reporting relationships.

The CEO participates in the same programs and receives compensation based on the same factors as the other executive officers including the Named Executive Officers. However, the CEO's overall compensation reflects a greater degree of policy and decision-making authority and a higher level of responsibility with respect to the strategic direction and financial and operational results of the Company.

BASE SALARY

In determining Mr. Campbell's 1996 base salary, the Committee noted that his last merit increase was in September 1994. The Committee considered competitive data regarding the base salaries of chief executive officers within the Compensation Peer Group. This review was conducted in December 1995. It was the Committee's view that Mr. Campbell's salary was competitive and accordingly no change was made.

The merit increases for the other Named Executive Officers, which were effective for 1996, served to recognize their performance in 1995 and furthered the goal of maintaining competitive salary levels. In addition, Ms. Fretz received a merit increase in mid-1996 to further recognize her performance.

Mr. Campbell, recognizing the Company's disappointing 1996 financial results, determined that there should be no merit increase awarded for 1997 for himself or the other Named Executive Officers. The Committee concurred with Mr. Campbell's assessment.

ANNUAL INCENTIVE AWARDS

Annual incentive awards for the Named Executive Officers are provided under the Sun Company, Inc. Executive Incentive Plan. The purpose of this plan is to promote the achievement of the Company's business objectives by offering short-term incentive opportunities to those employees who have the ability to significantly impact the Company's performance. Each year the Committee considers the Company's prior year's performance and objectives, as well as its expectations for the Company in the upcoming year. Bearing in mind these considerations, the Committee sets certain Company performance criteria or goals which must be met before awards are made. Additionally, individual performance goals are established for each participant.

If the annual performance goals are met, executives have the ability to earn additional cash compensation. The amounts increase with the level of responsibility of the executive, with the

CEO's target incentive opportunity being 60% of his annual base salary and up to 110% of his annual base salary if the maximum levels are achieved.

For 1996, the Company's performance goals were to meet a specified level of operating income and the achievement of a specified level of Return on Capital Employed as compared to the former Performance Peer Group (see pages 16 and 17). The Company's disappointing 1996 financial results did not meet the minimum performance thresholds for the Company, and accordingly, the Committee determined that there would be no payout under this plan for 1996 performance.

LONG-TERM INCENTIVE AWARDS

The third component of the Company's executive compensation program is long-term incentive awards. In 1996, the Committee decided that a change in the composition of the Executive Long-Term Stock Investment Plan ("ELSIP") awards from all stock options to a combination of stock options and common stock units ("CSUs") was appropriate. This new award mix was designed to provide approximately the same incentive opportunity for the Named Executive Officers as did the prior awards of stock options. To realize a payout of CSUs, the Company's total Common Stock shareholder return (stock price appreciation plus dividend yield), for a three-year performance period must compare favorably to that of the Performance Peer Group. However, if the price of Common Stock at the end of the performance period is less than the price at the beginning of this period, no CSUs will be earned regardless of how Sun performs versus the Performance Peer Group. The Committee believes that utilizing CSUs as part of the compensation mix will focus executives on "beating the competition" with an added sense of urgency.

In deciding upon the amount of stock options and CSUs that were awarded in 1996, the Committee reviewed surveys of similar awards made to individuals in comparable positions at the Compensation Peer Group companies and considered the number of stock options previously granted to the Named Executive Officers. The survey information indicated that an increase in guideline award levels was appropriate. However, the Committee felt that increasing guideline award levels would be inappropriate in light of the Company's 1996 results and, therefore, no adjustment was made.

The Committee's most important consideration for determining the number of awards was 1996 performance. Accordingly, Mr. Campbell's 1996 ELSIP award was below guideline level to reflect the Company's disappointing 1996 results. However, the Committee believes his award still provides an appropriate incentive for Mr. Campbell to continue his leadership of the Company toward improved Company performance and increased shareholder value. Awards granted to the other Named Executive Officers reflect Mr. Campbell's recommendation to the Committee based upon the level of responsibility and current performance of each executive. The Committee approved Mr. Campbell's recommendations.

STOCK OWNERSHIP GUIDELINES FOR EXECUTIVES

A commitment to increased stock ownership by the Company's management is an important element of the Company's compensation programs. Accordingly, the Committee has established new stock ownership guidelines for approximately the top 40 executives to ensure that the interests of executives and shareholders are closely aligned and to strengthen the link between Company performance and compensation. The guideline percentages increase with the level of responsibility of each executive, with the CEO's level at three times base pay. Shares included in the calculation of stock ownership are all shares beneficially owned, excluding those that the executives have the right to acquire through the exercise of stock options. The Committee will monitor the total share holdings of these executives on an annual basis. The guidelines are to be achieved by December 31, 2001, the end of a five-year transition period.

OMNIBUS BUDGET RECONCILIATION ACT OF 1993

This Act has had no material impact upon the Company's ability to take a tax deduction for compensation paid to the CEO and each of the other Named Executive Officers. Therefore, the Committee has determined that it is not necessary to seek shareholder approval to amend any current compensation plan at this time to comply with this Act.

  Respectfully submitted by the members of the Compensation Committee of the Board of Directors:

  Raymond E. Cartledge, Chair     Mary J. Evans          Thomas W. Langfitt
  Robert E. Cawthorn              James G. Kaiser

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

There are none.

SUMMARY COMPENSATION

The following table shows annual, long-term and all other compensation for services to the Company in all capacities for the Named Executive Officers.

                          SUMMARY COMPENSATION TABLE

-----------------------------------------------------------------------------------------------------
                                                                        LONG-TERM
                                            ANNUAL COMPENSATION        COMPENSATION
                                                                          AWARDS
-----------------------------------------------------------------------------------------------------
               (a)                 (b)     (c)      (d)        (e)         (g)             (i)
-----------------------------------------------------------------------------------------------------
                                                              OTHER
                                                             ANNUAL     NUMBER OF
                                          BASE                COMP-     UNDERLYING     ALL OTHER
  NAME AND PRINCIPAL POSITION     YEAR  SALARY(1)  BONUS   ENSATION(2)   OPTIONS    COMPENSATION(4)
                                           ($)      ($)        ($)      GRANTED(3)        ($)
-----------------------------------------------------------------------------------------------------
  Robert H. Campbell              1996  699,140       -0-    4,789       45,000        36,367
   Chairman of the Board          1995  699,140   377,000    3,409      100,000        36,367
   and Chief Executive            1994  664,545   107,200    3,899       97,530        35,748
   Officer
-----------------------------------------------------------------------------------------------------
  Robert M. Aiken, Jr.            1996  329,992       -0-    3,864       19,200        17,102
   Executive Vice President       1995  327,886   122,000    2,650       21,820        16,437
   and Chief Financial            1994  305,530    36,900    2,339       21,990        15,347
   Officer
-----------------------------------------------------------------------------------------------------
  David E. Knoll                  1996  326,976       -0-    3,520       10,910        16,926
   Senior Vice President,         1995  339,749   100,000    3,885       21,820        16,573
   Northeast Refining and         1994  319,826    34,200    2,068       21,990        15,952
   Chemicals
-----------------------------------------------------------------------------------------------------
  Sheldon L. Thompson             1996  273,000       -0-    1,187       10,910        14,131
   Senior Vice President          1995  259,324    94,000      704       21,820        13,424
   and Chief Administrative       1994  231,151    30,000      600       19,120        12,538
   Officer
-----------------------------------------------------------------------------------------------------
  J. Greg Driscoll                1996  267,020       -0-    1,047        8,730        13,519
   Former Senior                  1995  236,018    89,000      576       21,820        11,955
   Vice President, Marketing      1994  168,721    31,400      889       19,120         8,571
-----------------------------------------------------------------------------------------------------
  Deborah M. Fretz (5)            1996  266,417       -0-    5,053       13,090        13,491
   Senior Vice President,         1995  233,836   103,000    2,863       21,820        11,094
   Lubricants and Logistics       1994  176,440    29,500    3,388       16,530         8,951
-----------------------------------------------------------------------------------------------------

(1) Included in this column are fees previously received by Messrs. Aiken and Knoll and Ms. Fretz for serving on the board of directors of Suncor Inc., the Company's former Canadian subsidiary. Mr. Campbell was the chairman and a director of Suncor from April 1994 to July 1995; however, he received no fees for this service. Sun sold its remaining interest in Suncor on June 8, 1995, and no one from Sun served as a Suncor director in 1996. The U.S. dollar value of these fees was as follows: R. M. Aiken, Jr., 1995--$10,738, 1994--$16,175; D. E. Knoll, 1995--$19,585, 1994--
    $16,175; and D. M. Fretz, 1995--$14,780.

(2) The amounts in this column reflect reimbursements for the payment of taxes associated with certain payments to the Named Executive Officers for club memberships.

(3) In 1996, the Committee decided that a change in the composition of the ELSIP awards from all stock options to a combination of stock options and CSUs was appropriate. The CSU portion of the award is reflected in the table of Performance Based Common Stock Unit Awards in 1996 on page 14. For further information regarding CSUs, see page 10.

(4) This column consists of the Company's contributions allocated under defined contribution plans (SunCAP and the Sun Company, Inc. Savings Restoration Plan) to the individual accounts of the Named Executive Officers as follows: R. H. Campbell, 1996--$34,957, 1995--$34,957, 1994--
    $34,422; R. M. Aiken, Jr., 1996--$16,500, 1995--$15,857, 1994--$14,786;
    D. E. Knoll, 1996--$16,349, 1995--$16,008, 1994--$15,386; S. L. Thompson,
    1996--$13,650, 1995--$12,966, 1994--$12,079; J. G. Driscoll, 1996--
    $13,351, 1995--$11,801, 1994--$8,436; and D. M. Fretz, 1996--$13,321,
    1995--$10,953, 1994--$8,822. The Savings Restoration Plan permits a SunCAP participant to continue receiving the Company-matching contribution after the participant reaches the limitations under (i) Section 415 of the Internal Revenue Code with respect to participant and Company-matching contributions to SunCAP and (ii) Section 401(a) of the Internal Revenue Code with respect to compensation which may be earned by SunCAP participants.

    This column also reflects the dollar value of term life insurance premiums paid by the Company for the benefit of the Named Executive Officers as follows: R. H. Campbell, 1996--$1,410, 1995--$1,410, 1994--$1,326; R. M.
    Aiken, Jr., 1996--$602, 1995--$580, 1994--$561; D. E. Knoll, 1996--$577,
    1995--$565, 1994--$566; S. L. Thompson, 1996--$481, 1995--$457, 1994--$459;
    J. G. Driscoll, 1996--$168, 1995--$154, 1994--$135; and D. M. Fretz, 1996--
    $170, 1995--$141, 1994--$129.

(5) In 1996, D. M. Fretz was awarded 10,000 CSUs with a value of $257,500 on the date of grant. The CSUs are payable in installments of 2,000 shares in 1997, 3,000 shares in 1998 and 5,000 shares in 1999. Payment is contingent only upon her continued employment with the Company as of each payment date.

OPTION GRANTS

The following table presents additional information concerning the option awards shown in column (g) of the Summary Compensation Table for fiscal year 1996. These options to purchase Common Stock were granted to the Named Executive Officers pursuant to ELSIP.

                             OPTION GRANTS IN 1996

------------------------------------------------------------------------------------------------------------------------
                                                                                      POTENTIAL REALIZABLE VALUE AT
                                                                                   ASSUMED ANNUAL RATES OF STOCK PRICE
                               INDIVIDUAL GRANTS                                     APPRECIATION FOR OPTION TERM(1)
------------------------------------------------------------------------------------------------------------------------
          (a)                (b)             (c)              (d)         (e)         (f)         (g)           (h)
------------------------------------------------------------------------------------------------------------------------
                          SECURITIES    PERCENT OF TOTAL                               0%           5%           10%
                          UNDERLYING    OPTIONS GRANTED   EXERCISE OR
                           OPTIONS      TO EMPLOYEES IN   BASE PRICE   EXPIRATION    STOCK        STOCK         STOCK
          NAME            GRANTED(2)      FISCAL YEAR      ($/SHARE)      DATE       PRICE        PRICE         PRICE
                         (DATE)   (#)                                               $24.625      $40.110       $63.875
------------------------------------------------------------------------------------------------------------------------
  Robert H. Campbell    12/4/96 45,000       7.0            24.625      12/3/06       -0-       696,825      1,766,250
------------------------------------------------------------------------------------------------------------------------
  Robert M. Aiken, Jr.  12/4/96 19,200       3.0            24.625      12/3/06       -0-       297,312        753,600
------------------------------------------------------------------------------------------------------------------------
  David E. Knoll        12/4/96 10,910       1.7            24.625      12/3/06       -0-       168,941        428,218
------------------------------------------------------------------------------------------------------------------------
  Sheldon L. Thompson   12/4/96 10,910       1.7            24.625      12/3/06       -0-       168,941        428,218
------------------------------------------------------------------------------------------------------------------------
  J. Greg Driscoll      12/4/96  8,730       1.4            24.625      12/3/06       -0-       135,184        342,653
------------------------------------------------------------------------------------------------------------------------
  Deborah M. Fretz      12/4/96 13,090       2.0            24.625      12/3/06       -0-       202,699        513,783
------------------------------------------------------------------------------------------------------------------------

(1) These dollar amounts are not intended to forecast future appreciation of the Common Stock price. Executives will not benefit unless the Common Stock price increases above the stock option exercise price. Any gain to the executives resulting from Common Stock price appreciation will benefit all shareholders proportionately. The additional values, excluding any dividends, that would be realized by all shareholders of Common Stock as a group at appreciation levels of 0%, 5% and 10% are: at $24.625 per share-- $0; $1,130,273,037; and $2,864,915,512, respectively.
(2) Each option was awarded at the fair market value of a share of Common Stock on the date of the option grant and will become fully exercisable 6 months from the date of grant. Options may not be transferred other than by will or descent. These stock options were granted along with an equal number of limited rights. Limited rights become exercisable only in the event of a change in control of the Company and permit the holder to be paid in cash the appreciation on a stock option instead of exercising the option.

AGGREGATED OPTION/SAR EXERCISES AND YEAR-END VALUES

The following table shows information concerning: (i) exercises of stock options and SARs during 1996 by the Named Executive Officers; and (ii) the amount and values of unexercised stock options and SARs as of December 31, 1996.

  AGGREGATED OPTION/SAR EXERCISES IN 1996 AND YEAR-END OPTION/SAR VALUES (1)

-------------------------------------------------------------------------------------------------------------
        (a)                                  (e)                                         (f)
-------------------------------------------------------------------------------------------------------------
                                NUMBER OF SECURITIES UNDERLYING           VALUE OF UNEXERCISED IN-THE-MONEY
                                   OPTIONS/SARS GRANTED (#)                 OPTIONS/SARS AT YEAR END ($)
-------------------------------------------------------------------------------------------------------------
        NAME                   EXERCISABLE        UNEXERCISABLE         EXERCISABLE            UNEXERCISABLE
-------------------------------------------------------------------------------------------------------------
  Robert H. Campbell             536,206            45,000                  -0-                      -0-
-------------------------------------------------------------------------------------------------------------
  Robert M. Aiken, Jr.           141,514            19,200                  -0-                      -0-
-------------------------------------------------------------------------------------------------------------
  David E. Knoll                 170,704            10,910                  -0-                      -0-
-------------------------------------------------------------------------------------------------------------
  Sheldon L. Thompson             97,952            10,910                  -0-                      -0-
-------------------------------------------------------------------------------------------------------------
  J. Greg Driscoll                54,793             8,730                  -0-                      -0-
-------------------------------------------------------------------------------------------------------------
  Deborah M. Fretz                65,028            13,090                  -0-                      -0-
-------------------------------------------------------------------------------------------------------------

(1) No stock options or SARs were exercised during 1996.

              PERFORMANCE BASED COMMON STOCK UNIT AWARDS IN 1996

                                                                       ESTIMATED FUTURE PAYOUTS (1)
-------------------------------------------------------------------------------------------------------------
        (a)                    (b)               (c)              (d)             (e)               (f)
-------------------------------------------------------------------------------------------------------------
                            NUMBER OF        PERFORMANCE
                           COMMON STOCK      PERIOD UNTIL      THRESHOLD         TARGET           MAXIMUM
       NAME                   UNITS             PAYOUT        (# OF CSUS)      (# OF CSUS)      (# OF CSUS)
-------------------------------------------------------------------------------------------------------------
  Robert H. Campbell         13,000            12/31/99          3,250           13,000           19,500
-------------------------------------------------------------------------------------------------------------
  Robert M. Aiken, Jr.        5,520            12/31/99          1,380            5,520            8,280
-------------------------------------------------------------------------------------------------------------
  David E. Knoll              3,100            12/31/99            775            3,100            4,650
-------------------------------------------------------------------------------------------------------------
  Sheldon L. Thompson         3,100            12/31/99            775            3,100            4,650
-------------------------------------------------------------------------------------------------------------
  J. Greg Driscoll            2,480            12/31/99            620            2,480            3,720
-------------------------------------------------------------------------------------------------------------
  Deborah M. Fretz            3,720            12/31/99            930            3,720            5,580
-------------------------------------------------------------------------------------------------------------

(1) The actual payout of the CSUs granted under ELSIP will depend upon the Company achieving certain performance levels, based upon total Common Stock shareholder return, as compared with the total shareholder return of the Performance Peer Group over a three-year performance period from January 1, 1997 through December 31, 1999. The threshold amount presented represents the payout of CSUs if the minimum performance level is achieved. No CSUs would be paid out if this minimum level is not met. At the end of this three-year period, the Committee will determine, based upon the Company's performance, the extent to which the target awards have been earned (see page 10 for a detailed discussion of CSUs).

PENSION PLAN TABLE

The following table shows estimated annual retirement benefits payable to executive officers and key employees based upon the final average pay formulas of the Sun Company, Inc. Retirement Plan, the Sun Company, Inc. Pension Restoration Plan, and the Sun Company, Inc. Supplemental Executive Retirement Plan ("SERP"). The estimates assume that benefits are received in the form of a single life annuity.

---------------------------------------------------------------------------------------
                          ESTIMATED ANNUAL BENEFITS UPON RETIREMENT AT AGE 62
                                              OR LATER
   FINAL AVERAGE          AFTER COMPLETION OF THE FOLLOWING YEARS OF SERVICE
     TOTAL  CASH    -------------------------------------------------------------------
   COMPENSATION(1)    20 YEARS     25 YEARS     30 YEARS     35 YEARS     40 YEARS
---------------------------------------------------------------------------------------
     $  200,000       $ 80,000     $ 90,000     $100,000     $108,000     $115,000
        400,000        160,000      180,000      200,000      215,000      230,000
        600,000        240,000      270,000      300,000      323,000      345,000
        800,000        320,000      360,000      400,000      430,000      460,000
      1,000,000        400,000      450,000      500,000      538,000      575,000
      1,200,000        480,000      540,000      600,000      645,000      690,000
      1,400,000        560,000      630,000      700,000      750,000      805,000
---------------------------------------------------------------------------------------

The retirement benefits shown above for the Retirement Plan, the Pension Restoration Plan and SERP are amounts calculated prior to the Social Security offset. The Social Security offset is equal to one and two-thirds percent of primary Social Security benefits for each year of Retirement Plan participation up to 30 years or a maximum offset of 50% of primary Social Security benefits.

Credited years of service under these plans for the Named Executive Officers as of December 31, 1996 are as follows: R. H. Campbell, 36; R. M. Aiken, Jr., 26; D. E. Knoll, 29; S. L. Thompson, 34; J. G. Driscoll, 31; and D. M. Fretz, 19.
-------
(1) Final Average Total Cash Compensation is the average of the base salary and annual incentive award in the highest 36 consecutive months during the last 120 months of service. The salaries and annual incentive awards (excluding any directors' fees from Suncor Inc., a former Canadian subsidiary reported on page 12) reflect total cash compensation covered by the pension plans except that SERP substitutes the unadjusted guideline annual incentive award for the actual award received.

SPECIAL EMPLOYEE SEVERANCE PLAN AND ARRANGEMENT

All eligible exempt, non-exempt and hourly employees of the Company and its participating subsidiaries may be entitled to receive benefits under the Sun Company, Inc. Special Employee Severance Benefits Plan ("Severance Benefits Plan"). Participation is not limited to only the executive officers. The Severance Benefits Plan will provide single lump sum cash payments for eligible employees in the event of their "termination of employment" within two years of a "change in control" of the Company (as such terms are defined in the plan). The Severance Benefits Plan also provides for extended life insurance and medical benefits for such employees. The amount of the lump sum payment will be based on the employee's years of service, annualized base earnings at the time of a change in control and the average of the employee's three most recent annual incentive award payments. The formula for calculating the lump sum payment is the same for the executive officers as it is for all other eligible employees. Based upon the terms of the Severance Benefits Plan, payments received under the plan do not constitute "parachute payments" (as defined in the Internal Revenue Code). The terms of the plan expressly limit total payments to a participant under the plan to a maximum amount (when combined with certain other payments made by the Company contingent upon a change in control), which is up to three times the participant's average cash compensation for the preceding five years. The severance benefit will be payable no later than ten days after termination of employment. As of December 31, 1996, payments under the Severance Benefits Plan to the Named Executive Officers would have been as follows: R. H. Campbell, $1,721,080; R. M. Aiken, Jr., $677,542; D. E. Knoll, $721,974; S. L. Thompson, $628,667; J. G. Driscoll, $614,328; and D. M. Fretz,
$457,882. Mr. Driscoll ceased to be an executive officer of the Company as of February 6, 1997.

STOCK PERFORMANCE GRAPHS
                        -------------------------------------------------------
During 1996, the Company re-evaluated the composition of its Performance Peer Group and determined that a change was appropriate. The new Performance Peer Group is composed of the major domestic independent refining and marketing companies and integrated oil companies which are both similar in size to Sun and represent its competitors in certain geographic areas.

Assuming an initial investment of $100 in the Company's Common Stock, as of the periods indicated, and the reinvestment of all dividends, the following graphs compare Sun's cumulative total return (i.e., based on Common Stock price and dividends), plotted on an annual basis, with the S&P 500 Stock Index (a performance indicator of the overall stock market) and the new and former Performance Peer Groups. The first graph compares Sun's cumulative total return for the previous five fiscal years to the new Performance Peer Group. As required by the SEC, a second graph has also been provided which compares Sun's cumulative total return for the previous five fiscal years to the former Performance Peer Group.

                       Five-Year Cumulative Total Return

                           [LINE GRAPH APPEARS HERE]
----------------------------
 NEW PEER GROUP
----------------------------
 Amerada Hess
 Ashland
 Crown Central
 Marathon/USX
 Tosco
 Total Petroleum, N.A.
 Ultramar Diamond Shamrock
 Valero
----------------------------


                12/91  12/92   12/93   12/94   12/95   12/96
Sun               100     98     110     114     114     105
Peers             100     84      91      93     109     140
S&P 500           100    108     118     120     165     203


Note: Ultramar Corporation and Diamond Shamrock, Inc. merged on December 4,
      1996. The resulting company, Ultramar Diamond Shamrock Corporation, is included in Sun's new Performance Peer Group. In calculating the new Performance Peer Group's five year cumulative total return, Ultramar Corporation's stock price was used prior to December 4, 1996, and Ultramar Diamond Shamrock Corporation's stock price was used from December 4, 1996 to the end of the measurement period.

                      Five-Year Cumulative Total Return

                           [LINE GRAPH APPEARS HERE]

-------------------
 Former Peer Group
-------------------
 Amerada Hess
 Ashland
 Kerr McGee
 Marathon/USX
 Phillips
 Unocal
-------------------


                12/91  12/92   12/93   12/94   12/95   12/96
Sun               100     98     110     114     114     105
Peers             100     99     109     116     134     173
S&P 500           100    108     118     120     165     203


ADOPTION OF THE LONG-TERM PERFORMANCE ENHANCEMENT PLAN
(ITEM 2 ON THE PROXY CARD)
                           ----------------------------------------------------
BACKGROUND. The Compensation Committee and the Board have approved and
----------
recommend that the shareholders vote to adopt the Sun Company, Inc. Long-Term Performance Enhancement Plan ("Proposed Plan"). The Proposed Plan would replace the existing long-term compensation plan, the Sun Company, Inc. Executive Long-Term Stock Investment Plan ("ELSIP"), which was approved by shareholders in 1991. On December 31, 1996, ELSIP expired and no further awards are permitted to be made under that plan.

The Committee believes that the Proposed Plan will further the philosophical principles and program objectives set forth in the Compensation Committee Report on page 8. The Committee's current intention is to make annual awards under the Proposed Plan to the top 40 executives which divide the value of the incentive opportunity approximately equally between stock options (with related limited rights) and performance-based Common Stock Units ("CSUs") as described more fully below. Other participants will generally only receive stock options (with related limited rights). However, under the Proposed Plan, the Committee retains the discretion to change the award mix or type of award as appropriate.

Stock options are rights to purchase, for cash or Common Stock, shares of Common Stock at a price no less than the fair market value of these shares on the date the options are granted. Limited rights are attached to stock options and permit the holder to be paid in cash the appreciation on a stock option instead of exercising the stock option, only in connection with a "change in control." Both stock options and limited rights provide value to holders only if the price of Common Stock increases above the exercise price of the stock option.

Performance-based CSUs which represent shares of Common Stock are expected to be earned by achieving predetermined performance levels versus the Performance Peer Group as measured by total Common Stock shareholder return (stock price appreciation plus dividend yield) over a three-year performance period. However, if the price of Common Stock at the end of the performance period is less than the price at the beginning of this period, no CSUs will be earned regardless of how Sun performs versus the Performance Peer Group. The Committee believes that utilizing CSUs as part of the compensation mix will focus executives on "beating the competition" with an added sense of urgency.

Finally, for the top 40 executives eligible to participate in the Proposed Plan, the Committee established new stock ownership guidelines to ensure that the interests of executives and shareholders are more closely aligned, and to strengthen the link between Company performance and compensation. For more information on the Stock Ownership Guidelines for Executives see page 10.

In summary, the Committee believes that stock options (with related limited rights) and performance-based CSUs included in the Proposed Plan and the stock ownership guidelines provide increased incentive for executives to increase shareholder value.

VOTE REQUIRED.  The affirmative vote of the holders of a majority of the votes
-------------
present, in person or represented by proxy, at the 1997 Annual Meeting is required to adopt the Proposed Plan.

SUMMARY OF PLAN. The following is a summary of the Proposed Plan. Please read
---------------
the full text of the Proposed Plan, which is included as Exhibit A for a complete description.

GENERAL. The Proposed Plan has several types of awards--stock options and incentive stock options (both generally referred to as "Options"), limited rights and CSUs. The Company will reserve up to 4 million shares of Common Stock for issuance under the Proposed Plan, subject to adjustment in the case of certain changes in capital structure (see Adjustments on page 20). Shares will be issued only after registration with the SEC or pursuant to exemptions from registration under applicable SEC rules.

Those eligible to receive awards under the Proposed Plan are officers, executives, and other key employees of Sun. It is expected that approximately 135 employees will receive awards each year. Directors may also receive awards under the Proposed Plan if they are officers or employees of Sun at the time of the award. All individual grants and awards to be made under the Proposed Plan will be approved by the Committee.

The Committee has the discretion to make awards contingent upon approval of the Proposed Plan. The Proposed Plan will become effective on the date approved by the shareholders and will expire on December 31, 2001, unless the Board extends this date to a date no later than December 31, 2006. All awards made under the Proposed Plan prior to December 31, 2001 (or the extended date) will remain in effect until such awards have been satisfied or terminated per their terms.

STOCK OPTIONS AND INCENTIVE STOCK OPTIONS. Each Option will be exercisable during a period fixed by the Committee which begins no earlier than two years and ends no later than ten years after the date of grant. The purchase price payable upon exercise of an Option will be no less than 100% of the fair market value of a share of Common Stock on the date the Option is granted. The purchase price may be paid in cash or in shares of Common Stock.

The number of Options that may be granted to a participant each year shall not exceed two-hundred thousand (subject to adjustment for certain capitalization changes described under Adjustments on page 20).

As a general rule, each Option will be canceled upon the termination of the participant's employment. However, if the participant's termination is by reason of death, or permanent disability or retirement, as determined by the Committee, Options may be exercised for a period of up to 60 months after such termination.

LIMITED RIGHTS. The Committee may grant related limited rights to any participant who has been awarded Options. Limited rights are immediately exercisable in full upon grant for a period up to seven months following a change in control (as defined in the Proposed Plan) of the Company. Upon the exercise of limited rights, payment will be made in cash in an amount equal to the difference between the exercise price of the related Option and the greater of (i) the highest price per share of Common Stock paid in connection with the change in control or (ii) the highest price per share of Common Stock during the 60-day period prior to the change in control.

Generally, limited rights will terminate upon the participant's death or termination of employment unless such termination of employment is due to retirement or disability, in which case the participant may exercise limited rights within six months of such termination to the extent they are exercisable. In addition, a participant who is terminated subsequent to a change in control by the Company for other than just cause (as defined in the Proposed Plan) may exercise limited rights during the seven-month period following a change in control.

COMMON STOCK UNITS. A CSU is a right to receive a share of Common Stock and related "dividend equivalents" which are paid in cash. At the time of the grant, the Committee will determine whether this right will be conditioned only upon continued employment with the Company for a certain time period or whether it will be further conditioned upon the attainment of certain pre-determined performance targets during the period. The Committee anticipates that most of the CSU awards made will be performance-based. Objective performance goals will be established based upon financial and/or operating measures. Goal achievement may be measured against absolute targets or in comparison to the Performance Peer Group (see page 16). The 1996 CSU awards made under ELSIP shown in the table on page 14 are examples of performance-based awards.

The Proposed Plan will not use more than 1 million shares (of the 4 million total shares of Common Stock authorized) for CSU awards. The number of CSUs awarded per participant, per calendar year, will not exceed 50,000. These amounts are subject to adjustment for certain capitalization changes as described under Adjustments on page 20.

CSUs usually will terminate upon the participant's termination of employment. However, if termination is due to death, permanent disability or retirement, payment will be made of a prorated number of CSUs and dividend equivalents at the end of the performance period, after adjustment for the attainment of performance targets. In the event of a change in control of the Company, all outstanding CSUs and related dividend equivalents will be paid out at the target level.

FEDERAL TAX CONSEQUENCES. The following summarizes information regarding the federal tax consequences of awards granted under the Proposed Plan:

 . A participant will not realize any income, nor will the Company receive any deduction, for federal income tax purposes, upon the grant of Options, limited rights or CSUs.

 . With regard to stock options or limited rights, ordinary income will be realized by the participant at the time shares are transferred or cash is paid upon exercise.

 . For stock options, the amount of income will be equal to the difference between the stock option price and the fair market value of shares of Common Stock on the date of the exercise.

 . For limited rights, the amount of income will be equal to the cash received.

 . Ordinary income will be realized by a participant in the year in which CSUs are paid, in an amount equal to the fair market value of the shares of Common Stock issued at the end of the performance period and the dividend equivalents paid.

 . Income received by a participant pursuant to a limited right or CSU which is received upon a change in control of the Company may be subject to a 20% excise tax as an "excess parachute payment."

 . The Company will receive a deduction on its consolidated federal income tax return for the taxable year in which the participant realizes ordinary income from the exercise of stock options, limited rights, or CSUs.

 . A participant will not recognize taxable income pursuant to the exercise of an incentive stock option, provided that the participant holds the Common Stock for the required holding period. The required holding period is the later of two years from the date of grant or one year from the date of exercise.

 . The exercise of an incentive stock option will result in a tax preference item for the alternative minimum tax of an amount equal to the difference between the stock option price and the fair market value of the shares of Common Stock on the date of exercise.

ADJUSTMENTS. In the event of a change in the number of outstanding shares of Common Stock by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like, the Committee may appropriately adjust the number of shares of Common Stock which may be issued under the Proposed Plan, the awards previously granted under the Proposed Plan, and any and all matters deemed appropriate by the Committee.

AMENDMENTS. The Committee may, without shareholder approval, terminate or amend the Proposed Plan at any time. However, the Committee may not, without shareholder approval, amend the Proposed Plan in certain respects, including amendments which would (i) increase the maximum award levels established in the Proposed Plan, including the maximum number of shares of Common Stock which may be issued under the Proposed Plan (except for adjustments as described above); (ii) extend the term during which an Option may be exercised beyond ten years from the date of grant; or (iii) extend the term of the Proposed Plan, except that the Board may extend the period during which awards may be made, but not beyond December 31, 2006.

POTENTIAL VOTING DILUTION. As of December 31, 1996, Sun has total pro forma
-------------------------
Common Stock outstanding of 97,912,578 shares, consisting of Common Stock actually outstanding as well as Common Stock assumed to be issued upon the redemption of the Depositary Shares, utilizing a ratio of one share of Common Stock for each outstanding Depositary Share. Each Depositary Share represents ownership of one-half of a share of Preference Stock. The Company's current intention is to redeem the Depositary Shares no later than June 12, 1998 in accordance with the terms of the Exchange Agreement dated June 12, 1995. Sun's Preference Stock has one vote per share and votes with Common Stock as a single class.

The 4,000,000 shares of Common Stock authorized under the Proposed Plan, if issued, would result in 3.9% dilution of the total pro forma Common Stock outstanding, or an average of .8% per plan year.

The following table represents the outstanding and unexercised awards under the Company's existing stock-based incentive plans:


---------------------------------------------------------------
                                              SHARES RESERVED
      OUTSTANDING AND UNEXERCISED AWARDS         FOR AWARDS
---------------------------------------------------------------
  ELSIP and LTIP Options Outstanding(1)             3,989,800
  Other ELSIP Awards Outstanding                      169,310
  Options Outstanding or Available for Grant
   under the Employee Option Plan(2)                1,775,595
---------------------------------------------------------------
    Total Shares Reserved for Awards                5,934,705
---------------------------------------------------------------

(1) No additional awards may be granted under these plans.
(2) A broad-based plan in which all employees of the Company and certain of its subsidiaries participate except certain key employees.

The maximum issuance of 4,000,000 shares of Common Stock under the Proposed Plan and 5,934,705 shares of Common Stock for awards under all other existing plans would result in 9.2% dilution based on the total pro forma Common Stock outstanding.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ADOPTION OF THE SUN COMPANY, INC. LONG-TERM PERFORMANCE ENHANCEMENT PLAN.

APPROVAL OF THE APPOINTMENT OF INDEPENDENT AUDITORS
(ITEM 3 ON THE PROXY CARD) ____________________________________________________

As a result of a competitive bidding process, Ernst & Young LLP ("Ernst & Young") replaced Coopers & Lybrand L.L.P. ("Coopers & Lybrand") as independent auditors for the Company for fiscal year 1996. The Audit Committee has recommended and the Board has approved the appointment of Ernst & Young as independent auditors for the fiscal year 1997, subject to the approval of the shareholders.

Audit services provided by Ernst & Young during 1996 included audits of the Company's consolidated financial statements, the separate financial statements of certain Company affiliates, the financial statements of employee benefit plans, and a review of the Company's annual report and other filings with the SEC and other governmental agencies. In addition, Ernst & Young provided various nonaudit services to the Company during 1996.

The report of Coopers & Lybrand on the Company's financial statements for the fiscal year ended December 31, 1995 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. During the fiscal year ended December 31, 1995, there were no disagreements with Coopers & Lybrand on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Coopers & Lybrand, would have caused it to make a reference to the subject matter of the disagreement(s) in connection with its report.

In addition, for the fiscal year ended December 31, 1995, Coopers & Lybrand did not advise the Company:

  (1) that the internal controls necessary for the Company to develop reliable financial statements did not exist;

  (2) that information had come to its attention that had led it to no longer be able to rely on management's representations, or that had made it unwilling to be associated with the financial statements prepared by management;

  (3) of the need to expand significantly the scope of its audit, or that information had come to its attention during such period that, if further investigated, might (i) materially have impacted the fairness or reliability of either: a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report or (ii) have caused it to be unwilling to rely on management's representations or be associated with the Company's financial statements; or

  (4) that information had come to its attention that it had concluded materially impacts the fairness or reliability of either: (i) a previously issued audit report or the underlying financial statements, or (ii) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report.

During the fiscal year ended December 31, 1995, neither the Company nor anyone on its behalf consulted Ernst & Young regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company by Ernst & Young.

Representatives of Ernst & Young will be present at the 1997 Annual Meeting to make a statement if they desire to do so and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE TO APPROVE THE APPOINTMENT OF ERNST & YOUNG AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR 1997.

PROXY CARDS ___________________________________________________________________

PROXY CARD FOR DEPOSITARY SHARES. The yellow proxy card sets forth voting and proxy instructions for the recordholders of Depositary Shares, each of which represents one-half of one share of Preference Stock. Each share of Preference Stock is entitled to one vote. Since a Depositary Share represents one-half of one share of the underlying Preference Stock, each Depositary Share is entitled to one-half of a vote. Accordingly, the Depositary recordholders will have one vote for every two Depositary Shares owned. Each recordholder of Depositary Shares is entitled to instruct First Chicago Trust Company of New York ("First Chicago"), the Preference Stock Depositary, on how to vote the respective number of shares of Preference Stock represented by the Depositary Shares that the recordholder owns. First Chicago has authorized The Corporation Trust Company, the Company's independent proxy tabulation agent, to tabulate all proxy cards received directly from recordholders in accordance with their instructions. Also, First Chicago has authorized and instructed the proxies and attorneys-in-fact indicated on the yellow proxy card to vote the shares of Preference Stock based on the tabulation of the recordholder voting instructions received by the independent proxy tabulation agent. The proxies and attorneys-in-fact will not vote to the extent that proxy cards are not received from the holders of the Depositary Shares.

PROXY CARD FOR COMMON STOCK. The blue proxy card appoints proxies and attorneys-in-fact for shareholders of Common Stock and also serves as the voting instruction from SunCAP participants to the trustee of that plan. Each share of Common Stock is entitled to one vote.

If proxy cards covering shares of Common Stock held by the SunCAP trustee are not returned or are returned signed but with no or an unclear voting designation, according to the terms of that plan, the trustee will vote these shares of Common Stock held by the plan in the same proportion as the shares of Common Stock for which clearly designated voting instructions have been received from other participants in that plan.

The administrator of the Dividend Reinvestment Plan has certified to the independent proxy tabulation agent that certain shares of Common Stock registered in its name are held for the accounts of specified beneficial owners. Pursuant to the bylaws of the Company, for purposes of notice and voting at the 1997 Annual Meeting, the beneficial owners of Dividend Reinvestment Plan shares are deemed to be the recordholders of the number of shares of Common Stock specified by the Dividend Reinvestment Plan administrator. These shares are combined on the blue proxy card with the shares of Common Stock for which the respective beneficial owners are recordholders.

TOTAL SHARES ON CARD. The total number of Depositary Shares or shares of Common Stock that each shareholder is eligible to vote as of the February 10, 1997 record date is represented as a single number on the right side of the respective proxy card. For the shareholders of Common Stock, this total number includes any shares of Common Stock owned through SunCAP and/or the Dividend Reinvestment Plan.

TABULATION PROCESS. If a holder of Depositary Shares or shares of Common Stock returns the proxy card signed, but with no or an unclear voting designation, the independent proxy tabulation agent will tabulate the vote and the proxies and attorneys-in-fact will vote FOR Items (1), (2) and (3) as more fully described in this proxy statement.

Shareholders who return a properly signed and dated proxy card will have the number of shares of Preference Stock or Common Stock represented by such proxy card counted as "present" for purposes of establishing a quorum. Any shareholder of Depositary Shares or Common Stock who returns a proxy card but who does not desire to vote and wishes to record this fact may abstain from voting by marking the appropriate box on the proxy card. However, a proxy card marked as abstaining (including a proxy card containing broker no-votes) will be counted as present for purposes of establishing a quorum. In certain cases where shares are held in a brokerage account and a shareholder does not return a proxy card, a broker is permitted to cast a vote on routine matters on behalf of the shareholder. A broker no-vote occurs when an item to be voted on is deemed non-routine by the New York Stock Exchange, and a broker is unable to exercise discretionary authority on behalf of the shareholder to vote for or against the item.

Sun is a Pennsylvania corporation and pursuant to Pennsylvania Law and the Company's bylaws, the terms, "voting" or "casting a vote," do not include either the act of abstaining or failing to vote. Thus, abstentions and broker no-votes are not counted either in the tally of votes "for" or "against" a director nominee or a proposal. A "withheld" vote is the equivalent of an abstention.

CONFIDENTIAL VOTING. The Company utilizes a confidential voting procedure whereby all proxy cards and ballots are mailed or returned directly to the Company's independent proxy tabulation agent, and handled in a manner that protects shareholder voting privacy. No vote or voting instruction will be disclosed by the independent proxy tabulation agent except: to permit the agent to tabulate and certify the vote; as necessary to meet any legal requirements; and in limited circumstances such as a proxy contest in opposition to the Board.

Any shareholder returning a proxy card to the independent proxy tabulation agent may revoke it at any time before it is exercised by providing written notice of revocation or by executing a proxy card bearing a later date which will be deemed to be a written notice of revocation.

SOLICITATION OF PROXY CARDS ___________________________________________________

The Company has provided proxy materials to brokers, banks, custodians, nominees and fiduciaries and requested that such materials be promptly forwarded to the beneficial owners of Depositary Shares and of Common Stock registered in the names of such brokers, banks, custodians, nominees and fiduciaries. In addition, solicitation of proxy cards may be made by directors, officers and employees of the Company by personal interview, mail, telephone, facsimile transmission or telegraph. Morrow & Co., Inc. has been retained to assist in the distribution of Sun's proxy materials and in the solicitation of proxy cards at an estimated cost of $20,000 plus reimbursement of reasonable out-of-pocket expenses. The cost of soliciting proxy cards and related services will be borne by the Company.

VOTING SECURITIES _____________________________________________________________

On February 10, 1997, the record date for voting at the 1997 Annual Meeting, the Company had outstanding 85,452,028 shares of voting stock consisting of 12,460,550 shares of Preference Stock and 72,991,478 shares of Common Stock. The holders of Depositary Shares are entitled to vote the underlying Preference Stock on all matters submitted to a vote of the holders of the Common Stock, voting together with the holders of the Common Stock as one class. Each share of the Preference Stock is entitled to one vote. Since each share of Preference Stock is represented by two Depositary Shares, each Depositary Share is entitled to one-half of a vote. Every shareholder of Common Stock is entitled to one vote for each share of Common Stock registered (or deemed registered under SunCAP or the Dividend Reinvestment Plan). Approval of the three matters scheduled to be presented for vote by the shareholders at the 1997 Annual Meeting will require a majority of votes present, in person or represented by proxy.

OWNERSHIP INTERESTS OF PRINCIPAL BENEFICIAL OWNERS ____________________________

The following shareholders were the only beneficial owners known by the Company to hold more than five percent of its outstanding Preference Stock and/or Common Stock as of December 31, 1996:

----------------------------------------------------------------------------------------------------------------
                                                                                       PERCENT      PERCENT
                                                            PERCENT OF     SHARES        OF        OF TOTAL
                                             SHARES OF      PREFERENCE       OF        COMMON       VOTING
        NAME, ADDRESS                        PREFERENCE        STOCK       COMMON       STOCK        STOCK
  AND NATURE OF OWNERSHIP(1)                  STOCK(2)      OUTSTANDING     STOCK    OUTSTANDING  OUTSTANDING
----------------------------------------------------------------------------------------------------------------
  The Glenmede Trust Company                 1,961,214         15.7       3,359,884      4.6          6.2
  One Liberty Place
  1650 Market Street, Suite 1200
  Philadelphia, PA 19103
----------------------------------------------------------------------------------------------------------------
  The State Teachers Retirement Board           -0-             -0-       4,821,198      6.6          5.6
  of Ohio
  275 East Broad Street
  Columbus, OH 43215
----------------------------------------------------------------------------------------------------------------
  Wellington Management Company, LLP            -0-             -0-       4,818,640      6.6          5.6
  75 State Street
  Boston, MA 02109
----------------------------------------------------------------------------------------------------------------
  Franklin Resources, Inc.                      -0-             -0-       4,530,900      6.2          5.3
  777 Mariners Island Blvd.
  San Mateo, CA 94404
----------------------------------------------------------------------------------------------------------------
  Bankers Trust Company                         -0-             -0-       3,995,697      5.5          4.7
  280 Park Avenue
  New York, NY 10017
----------------------------------------------------------------------------------------------------------------
  The Capital Group Companies, Inc.          1,320,655         10.6          -0-         -0-          1.5
  333 South Hope Street
  Los Angeles, CA 90071
----------------------------------------------------------------------------------------------------------------

(1) The following information was obtained from the shareholder or Schedule 13Gs filed with the SEC:

    . The Glenmede Trust Company has sole voting power with respect to 1,854,599 shares of Preference Stock and shared voting power with respect to 68,449 shares of Preference Stock. Glenmede also has sole investment power with respect to 1,813,085 shares of Preference Stock and shared investment power with respect to 148,129 shares of Preference Stock.

      The Glenmede Trust Company also has sole voting power with respect to 3,180,648 shares of Common Stock and shared voting power with respect to 128,409 shares of Common Stock. Glenmede also has sole investment power with respect to 3,060,282 shares of Common Stock and shared investment power with respect to 290,786 shares of Common Stock.

    . The State Teachers Retirement Board of Ohio has sole voting power and sole investment power with respect to all shares reported in the table.

    . Wellington Management Company, LLP has shared voting power with respect to 1,468,065 shares of Common Stock and shared investment power with respect to all 4,818,640 shares of Common Stock reported in the table.

    . Franklin Resources, Inc. is the parent company of Templeton Global
      Advisors Limited (an investment advisory subsidiary). Templeton Global Advisors Limited advises closed-end investment companies or other managed accounts. Advisory contracts grant to Templeton Global Advisors Limited sole voting power and sole investment power with respect to all shares reported in the table. Templeton Global Advisors Limited disclaims beneficial ownership with respect to all shares reported in the table.

    . All shares reported in the table by Bankers Trust Company are held as trustee of SunCAP. Bankers Trust Company has disclaimed beneficial ownership of all shares of Common Stock that have been allocated to the individual accounts of participants in SunCAP (see page 22 for more information on SunCAP voting).

  . The Capital Group Companies, Inc. is the parent holding company of Capital Research and Management Company and The Income Fund of America, Inc. Capital Research and Management Company is an investment adviser and has sole investment power with respect to 1,320,655 shares of Preference Stock, and it disclaims beneficial ownership of all these shares. The Income Fund of America, Inc. is an investment company that receives investment advice from Capital Research and Management Company and it has sole voting power and sole investment power with respect to 1,247,500 shares reported in the total for The Capital Group Companies, Inc. in the table.


(2) The Preference Stock listed above for Glenmede is represented by 3,922,427 Depositary Shares. The Preference Stock listed above for The Capital Group Companies, Inc. is represented by 2,641,310 Depositary Shares. See pages 22 and 23 for additional information regarding the Preference Stock.


On February 1, 1996, the Company entered into an agreement (the "Registration Rights Agreement") with Glenmede, as trustee or co-trustee for certain of the charitable trusts ("Charitable Trusts"). The Registration Rights Agreement provides Glenmede with the right to require the Company to complete a maximum of two registrations under the Securities Act of 1933 of Depositary Shares, Common Stock and/or other voting stock of the Company held by the Charitable Trusts. The Registration Rights Agreement places certain restrictions upon the sale or transfer of the Charitable Trusts' interests in the Company during the term of the Registration Rights Agreement. The Company completed one registration on April 9, 1996. The Registration Rights Agreement expires on July 31, 1997.

SHAREHOLDER NOMINATIONS AND PROPOSALS FOR THE 1998 ANNUAL MEETING _____________

The Board Policy and Nominating Committee will consider shareholder nominations for election as a director at the 1998 Annual Meeting if the nominations are submitted in compliance with the requirements of the Company's bylaws relating to shareholder nominations. These nominations must include the following information: name, residence and business address of the nominating shareholder; a representation that the shareholder is a recordholder or beneficial owner of the Company's voting shares and a statement of the number of such shares; a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the individual(s) specified in the notice, if the nominations are to be made at a meeting of the shareholders; information regarding each nominee such as would be required to be included in a proxy statement; a description of all arrangements or understandings between and among the shareholder and each and every nominee; and the written consent of each nominee to serve as a director, if elected. These nominations must be received at the Company's principal office no later than December 31, 1997.

Any proposal to be presented at the Company's 1998 Annual Meeting must be received at the Company's principal office no later than November 19, 1997, in order to be considered for inclusion in the 1998 proxy materials and the proposal must contain and be accompanied by such information required to be included under the SEC's rules.

Pursuant to the Company's bylaws, notice of any other proposal to be presented by a shareholder (outside the solicitation of proxies under the SEC's rules and regulations) from the floor of the 1998 Annual Meeting must be delivered in writing to the Company's Corporate Secretary no later than December 31, 1997, and may be considered by the Company's shareholders upon the Board's determination that it is a proper matter for consideration under the Company's bylaws. Notice of such a proposal must include: the name and address of record of the proposing shareholder, the number and class of all shares of Company stock beneficially owned by such shareholder, and a representation that such shareholder is the holder of voting stock, is entitled to vote at the 1998 Annual Meeting and intends to appear in person or by proxy to present the proposal at such meeting. This required notice shall also include the text of the proposal to be presented, a brief statement of the reasons for such shareholder's support of the proposal, and any material interest of such shareholder in the proposal. All nominations, proposals, and required notices must be submitted in writing and addressed to the attention of Sun's Corporate Secretary at Ten Penn Center, 1801 Market Street, Philadelphia, PA 19103-1699.

OTHER BUSINESS ________________________________________________________________

The Board does not know of any business to come before the 1997 Annual Meeting other than as contained in the Notice of Annual Meeting of Shareholders. However, if any other business properly comes before the 1997 Annual Meeting, it is the intention of the proxies and attorneys-in-fact to vote upon such business in accordance with their judgment.

ADMISSION TICKETS _____________________________________________________________

If you have shares registered in your name and plan to attend the Annual Meeting, please mark your proxy card in the space provided and an admission ticket will be mailed to you.

If you are a beneficial shareholder (your shares are held by a bank or by a stockbroker and are not registered in your own name) and you plan to attend the Annual Meeting, you may obtain an admission ticket by writing to Sun's Corporate Secretary, Ten Penn Center, 1801 Market Street, Philadelphia, PA 19103-1699. Written evidence of your share ownership (such as an account statement or an omnibus proxy) must be included with your request. Upon timely receipt of your request, an admission ticket will be mailed to you.

By Order of the Board of Directors,

/s. Ann C. Mule

Ann C. Mule
General Attorney and Corporate Secretary
Philadelphia, PA
March 18, 1997

YOUR VOTE IS IMPORTANT.
PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD AS SOON AS POSSIBLE IN THE ENVELOPE PROVIDED.

                                                                      EXHIBIT A

                               SUN COMPANY, INC.

                    LONG-TERM PERFORMANCE ENHANCEMENT PLAN

                                   ARTICLE I
                                   ---------

                                    GENERAL
                                    -------

1.1 PURPOSE. The purposes of this Sun Company, Inc. Long-Term Performance Enhancement Plan (the "Plan") are to: (1) better align the interests of shareholders and management of Sun Company, Inc. and its subsidiaries and affiliates (collectively referred to as the "Company") by creating a direct linkage between participants' rewards and shareholders' gains; (2) provide management with the ability to increase equity ownership in Sun Company, Inc.; (3) provide competitive compensation opportunities which can be realized through attainment of performance goals; and (4) provide an incentive to management for continuous employment with the Company. It is intended that most awards made under the Plan will qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

1.2 ADMINISTRATION.

    (a) The Plan shall be administered by a committee (the "Committee") appointed by the Board of Directors of Sun Company, Inc., as constituted from time to time. The Committee shall consist of at least two members of the Board of Directors, each of whom shall meet applicable requirements set forth in the pertinent regulations under Section 16 of the Securities Exchange Act of 1934, as amended, and Section 162(m) of the Code.

    (b) The Committee shall have the authority, in its sole discretion and from time to time to: (i) designate the employees or classes of employees eligible to participate in the Plan; (ii) grant awards provided in the Plan in such form and amount as the Committee shall determine; (iii) impose such limitations, restrictions and conditions upon any such award as the Committee shall deem appropriate; and (iv) interpret the Plan, adopt, amend and rescind rules and regulations relating to the Plan, and make all other determinations and take all other action necessary or advisable for the implementation and administration of the Plan.

    (c) Decisions and determinations of the Committee on all matters relating to the Plan shall be in its sole discretion and shall be conclusive. No member of the Committee shall be liable for any action taken or not taken or decision made or not made in good faith relating to the Plan or any award thereunder.

1.3 ELIGIBILITY FOR PARTICIPATION. Participants in the Plan shall be the officers and other key employees of the Company who occupy responsible managerial or professional positions and who have the capability of making a substantial contribution to the success of the Company. In making this selection and in determining the amount of awards, the Committee shall consider any factors deemed relevant, including the individual's functions, responsibilities, value of services to the Company and past and potential contributions to its profitability and sound growth.

1.4 TYPES OF AWARDS UNDER THE PLAN. Awards under the Plan may be in the form of any one or more of the following:

    (a) Stock Options, as described in Article II;

    (b) Incentive Stock Options, as described in Article III;

    (c) Limited Rights, as described in Article IV; and/or

    (d) Common Stock Units, as described in Article V.

1.5 AGGREGATE LIMITATIONS ON AWARDS.

    (a) Shares of stock which may be issued under the Plan shall be authorized and unissued or treasury shares of Common Stock of Sun Company, Inc. ("Common Stock"). The maximum number of shares of Common Stock which may be issued under the Plan shall be four million.

    (b) For purposes of calculating the maximum number of shares of Common Stock which may be issued under the Plan: (i) all the shares issued (including the shares, if any, withheld for tax withholding requirements) shall be counted when cash is used as full payment for shares issued upon exercise of an Option, (ii) only the shares issued (including the shares, if any, withheld for tax withholding requirements) net of shares of Common Stock used as full or partial payment for such shares upon exercise of an Option, (iii) only the shares issued (including the shares, if any, withheld for tax withholding) upon vesting and payment of the Common Stock Units, shall be counted.

    (c) In addition to shares of Common Stock actually issued pursuant to the exercise of Options, there shall be deemed to have been issued a number of shares equal to the number of shares of Common Stock in respect of which Limited Rights (as described in Article IV) shall have been exercised.

    (d) Shares tendered by a participant as payment for shares issued upon exercise of an Option, shall be available for issuance under the Plan. Any shares of Common Stock subject to an Option, which for any reason is terminated unexercised or expires shall again be available for issuance under the Plan, but shares subject to an Option which are not issued as a result of the exercise of Limited Rights shall not be available for issuance under the Plan.

    (e) The maximum number of Options that shall be granted with respect to each calendar year to a participant shall be two-hundred thousand.

    (f) The maximum number of Common Stock Units granted with respect to each calendar year to a participant shall be fifty thousand.

    (g) The maximum number of Common Stock Units granted under the Plan will be one million.

    The share limits set forth in this Section 1.5 shall be adjusted to reflect any capitalization changes as discussed in Section 6.8.

1.6 EFFECTIVE DATE AND TERM OF PLAN.

    (a) The Plan shall become effective upon approval by the holders of a majority of the votes present, in person or represented by proxy, at the 1997 Annual Meeting of Shareholders of Sun Company, Inc.

    (b) No awards will be made under the Plan after December 31, 2001, unless the Board of Directors (the "Board") extends this date to a date no later than December 31, 2006. The Plan and all awards made under the Plan prior to such date (or extended date) shall remain in effect until such awards have been satisfied or terminated in accordance with the Plan and the terms of such awards.

1.7 PRIOR PLAN. Effective on December 31, 1996, no further awards shall be made under the Sun Company, Inc. Executive Long-Term Stock Investment Plan adopted in May, 1991 provided, however, that any rights theretofore granted under that plan shall not be affected.

1.8  DEFINITIONS. In this Plan the following definitions shall apply:

     (a) "Subsidiary" means any corporation of which, at the time more than 50% of the shares entitled to vote generally in an election of directors are owned directly or indirectly by Sun Company, Inc. or any subsidiary thereof.

     (b) "Affiliate" means any person or entity which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with Sun Company, Inc.

     (c) "Fair Market Value" as of any date and in respect of any share of Common Stock shall be the opening price on such date of a share of Common Stock (which price shall be the closing price on the previous trading day of a share of Common Stock as reported on the New York Stock Exchange Composite Transactions Tape, and as reflected in the consolidated trading tables of the Wall Street Journal or any other publication selected by the Committee). If there is no sale of shares of Common Stock on the New York Stock Exchange for more than 10 days immediately preceding such date, or if deemed appropriate by the Committee for any other reason, the fair market value of the shares of Common Stock shall be as determined by the Committee in such other manner as it may deem appropriate. In no event shall the fair market value of any share of Common Stock be less than its par value.

     (d) "Option" means Stock Option and/or Incentive Stock Option.

     (e) "Option Price" means the purchase price per share of Common Stock deliverable upon the exercise of an Option.

     (f) "Optionee" means the holder of an Option.

     (g) "Change in Control" shall be deemed to have occurred if

         (i) Continuing Directors cease, within one year of a Control Transaction, to constitute a majority of the Board of Directors of Sun Company, Inc. (or of the Board of Directors of any successor to Sun Company, Inc. or to all or substantially all of its assets), or

         (ii) any entity, person or Group acquires shares of Sun Company, Inc. in a transaction or series of transactions that result in such entity, person or Group directly or indirectly owning beneficially more than 20% of the outstanding voting shares.

         As used herein, "Control Transaction" shall mean any of the following transactions or any combination thereof: (1) any tender offer for or acquisition of capital stock of Sun Company, Inc., (2) any merger, consolidation, or sale of all or substantially all of the assets of Sun Company, Inc., or (3) the submission of a nominee or nominees for the position of director of Sun Company, Inc. by a shareholder or a group of shareholders in a proxy solicitation or otherwise. As used herein, "Continuing Director" shall mean a Director who was a member of the Board of Directors immediately prior to a control transaction which results in a Change in Control. As used herein, "Group" shall mean persons who act in concert as described in Sections 13(d)(3) and/or 14(d)(2) of the Securities Exchange Act of 1934, as amended.

     (h) "Just Cause" shall mean willful misconduct or dishonesty, or conviction of or failure to contest prosecution for a felony, or excessive absenteeism unrelated to illness.

     (i) "Performance Goals" shall be specific targeted amounts of, or changes in, financial or operating goals including: revenues; expenses; net income; operating income; equity; return on equity, assets or capital employed; working capital; shareholder return; operating capacity utilized; production or sales volumes; or throughput. Other financial or operating goals may also be used as determined by the Committee. Such goals may be applicable to the Company as a whole or one or more of its business units and may be applied in total or on a per share, per barrel or percentage basis and on an absolute basis or relative to other companies, industries or indices or any combination thereof, as determined by the Committee.

    (j) "Performance Factors" shall mean the various payout percentages related to the attainment levels of one or more Performance Goals, as determined by the Committee.

                                  ARTICLE II
                                  ----------

                                 STOCK OPTIONS
                                 -------------

2.1 AWARD OF STOCK OPTIONS. The Committee, from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, may grant to any participant in the Plan one or more options to purchase for cash or shares the number of shares of Common Stock ("Stock Options") allotted by the Committee. The date a Stock Option is granted shall mean the date selected by the Committee as of which the Committee allots a specific number of options to a participant pursuant to the Plan.

2.2 STOCK OPTION AGREEMENTS. The grant of a Stock Option shall be evidenced by a written Stock Option Agreement, executed by the Company and the holder of a Stock Option, stating the number of shares of Common Stock subject to the Stock Option evidenced thereby, and in such form as the Committee may from time to time determine.

2.3 STOCK OPTION PRICE. The Option Price per share of Common Stock deliverable upon the exercise of a Stock Option shall be not less than 100% of the fair market value of a share of Common Stock on the date the Stock Option is granted.

2.4 TERM AND EXERCISE. The term and the vesting schedule of the Stock Options shall be determined by the Committee. However, no Stock Option may be exercisable before the second anniversary of the date of grant or after the tenth anniversary of such date. No Stock Option shall be exercisable after the expiration of its term.

2.5 MANNER OF PAYMENT. Each Stock Option Agreement shall set forth the procedure governing the exercise of the Stock Option granted thereunder, and shall provide that, upon such exercise in respect of any shares of Common Stock subject thereto, the Optionee shall pay to the Company, in full, the Option Price for such shares with cash or with Common Stock. All shares of Common Stock issued under the Sun Company, Inc. Long-Term Incentive Plan, the Sun Company, Inc. Executive Long-Term Stock Investment Plan or this Plan must be held at least six months before they may be used as payment of the Option Price.

2.6 ISSUANCE AND DELIVERY OF SHARES. As soon as practicable after receipt of payment, the Company shall deliver to the Optionee a certificate or certificates for such shares of Common Stock. The Optionee shall become a shareholder of the Company with respect to Common Stock represented by share certificates so issued and as such shall be fully entitled to receive dividends, to vote and to exercise all other rights of a shareholder.

2.7 RETIREMENT OR DISABILITY. Upon termination of the Optionee's employment by reason of retirement or permanent disability (as each is determined by the Committee), the Optionee may, within 60 months from the date of termination, exercise any Stock Options to the extent such options are exercisable during such 60-month period.

2.8 TERMINATION FOR OTHER REASONS. Except as provided in Sections 2.7 and 2.9, or except as otherwise determined by the Committee, all Stock Options shall terminate upon the termination of the Optionee's employment; provided, however, that the Limited Rights (described herein at Article
    IV) awarded in tandem with such Stock Options shall not terminate and such Limited Rights shall remain exercisable during the Exercise Period for any Optionee who:

    (a) was employed by the Company at the time of the Change in Control and is subsequently terminated by the Company other than for Just Cause; or

    (b) voluntarily terminates if such termination was the result of a good faith determination by the Optionee that, as a result of the Change in Control, the optionee is unable to effectively discharge his or her present duties or the duties of the position occupied just prior to the Change in Control.

2.9 DEATH OF OPTIONEE. Any rights in respect of Stock Options to the extent exercisable on the date of the Optionee's death may be exercised by the Optionee's estate or by any person that acquires the legal right to exercise such Stock Option by bequest, inheritance, or otherwise by reason of the death of the Optionee. Any such exercise to be valid must occur within the remaining option term of the Stock Option. The foregoing provisions of this Section 2.9 shall apply to an Optionee who dies while employed by the Company and to an Optionee whose employment may have terminated prior to death; provided, however, that

    (a) an Optionee who dies while employed by the Company will be treated as if the Optionee had retired on the date of death. Accordingly, the Optionee's estate or a person who acquires the right to exercise such Stock Option by bequest or inheritance will have the right to exercise the Stock Option in accordance with Section 2.7; or

    (b) the estate or a person who acquires the right to exercise a stock option by bequest or inheritance from an Optionee who dies after terminating employment with the Company will have the remainder of any exercise period provided under Sections 2.7 and 2.8.

2.10 ACCELERATION OF OPTIONS. Notwithstanding any provisions to the contrary in agreements evidencing Options granted thereunder, each outstanding Option shall become immediately and fully exercisable if there is a Change in Control of Sun Company, Inc.

2.11 EFFECT OF EXERCISE. The exercise of any Stock Options shall cancel that number of related Limited Rights, if any, which is equal to the number of shares of Common Stock purchased pursuant to said options.

                                  ARTICLE III
                                  -----------

                            INCENTIVE STOCK OPTIONS
                            -----------------------

3.1 AWARD OF INCENTIVE STOCK OPTIONS. The Committee may, from time to time and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant to any participant in the Plan one or more "incentive stock options" (intended to qualify as such under the provisions of Section 422 of the Internal Revenue Code of 1986, (the "Code") as amended ("Incentive Stock Options")) to purchase for cash or shares the number of shares of Common Stock allotted by the Committee. The date an Incentive Stock Option is granted shall mean the date selected by the Committee as of which the Committee allots a specific number of options to a participant pursuant to the Plan. Notwithstanding the foregoing, Incentive Stock Options shall not be granted to any owner of 10% or more of the total combined voting power of the Company and its subsidiaries.

3.2 INCENTIVE STOCK OPTION AGREEMENTS. The grant of an Incentive Stock Option shall be evidenced by a written Incentive Stock Option Agreement, executed by the Company and the holder of an Incentive Stock Option stating the number of shares of Common Stock subject to the Incentive Stock Option evidenced thereby, and in such form as the Committee may from time to time determine.

3.3 INCENTIVE STOCK OPTION PRICE. The Option Price per share of Common Stock deliverable upon the exercise of an Incentive Stock Option shall not be less than 100% of the fair market value of a share of Common Stock on the date the Incentive Stock Option is granted.

3.4 TERM AND EXERCISE. The term and the vesting schedule of the Incentive Stock Option shall be determined by the Committee. However, no Incentive Stock Option may be exercisable before the second anniversary of the date of grant or after the tenth anniversary of such date. No Incentive Stock Option shall be exercisable after the expiration of its term.

3.5 MAXIMUM AMOUNT OF INCENTIVE STOCK OPTION GRANT. The aggregate fair market value (determined on the date the option is granted) of Common Stock subject to an Incentive Stock Option granted to an Optionee by the Committee in any calendar year shall never exceed $100,000.

3.6 RETIREMENT OR DISABILITY. Upon the termination of the Optionee's employment by reason of retirement or permanent disability (as each is determined by the Committee), the Optionee may, within 60 months from the date of such termination of employment, exercise any Incentive Stock Options to the extent such Incentive Stock Options are exercisable during such 60-month period. Notwithstanding the foregoing, the tax treatment available pursuant to Section 422 of the Internal Revenue Code of 1986 upon the exercise of an Incentive Stock Option will not be available to an Optionee who exercises any Incentive Stock Option more than (i) 12 months after the date of termination of employment due to permanent disability or
    (ii) three months after the date of termination of employment due to retirement.

3.7 TERMINATION FOR OTHER REASONS. Except as provided in Sections 3.6 and 3.8 or except as otherwise determined by the Committee, all Incentive Stock Options shall terminate upon the termination of the Optionee's employment; provided, however, that the Limited Rights (described herein at Article
    IV) awarded in tandem with such Incentive Stock Options shall not terminate and such Limited Rights shall remain exercisable during the Exercise Period for any Optionee who:

    (a) was employed by the Company at the time of the Change in Control and is subsequently terminated by the Company other than for Just Cause; or

    (b) voluntarily terminates if such termination was the result of a good faith determination by the Optionee that, as a result of the Change in Control, he is unable to effectively discharge his present duties or the duties of the position which he occupied just prior to the Change in Control.

3.8 DEATH OF OPTIONEE. Any rights in respect of Incentive Stock Options to the extent exercisable on the date of the Optionee's death may be exercised by the Optionee's estate or by any person that acquires the legal right to exercise such Stock Option by bequest, inheritance, or otherwise by reason of the death of the Optionee. Any such exercise to be valid must occur within the remaining option term of the Incentive Stock Option. The foregoing provisions of this Section 3.8 shall apply to an Optionee who dies while employed by the Company and to an Optionee whose employment may have terminated prior to death; provided, however, that

    (a) an Optionee who dies while employed by the Company will be treated as if the Optionee had retired on the date of death. Accordingly, the Optionee's estate or a person who acquires the right to exercise such Incentive Stock Option by bequest or inheritance will have the right to exercise the Incentive Stock Option in accordance with Section 3.6; or

    (b) the estate or a person who acquires the right to exercise a stock option by bequest or inheritance from an Optionee who dies after terminating employment with the Company will have the remainder of any exercise period provided under Section 3.6 and 3.7.

3.9 APPLICABILITY OF STOCK OPTIONS SELECTIONS. Section 2.5, Manner of Payment,
    Section 2.6, Issuance and Delivery of Shares, Section 2.10, Acceleration of Options and Section 2.11, Effect of Exercise, applicable to Stock Options, shall apply equally to Incentive Stock Options. Said Sections are incorporated by reference in this Article III as though fully set forth herein.

                                  ARTICLE IV
                                  ----------

                                LIMITED RIGHTS
                                --------------

4.1 AWARD OF LIMITED RIGHTS. Concurrently with or subsequent to the award of any Option, the Committee may, subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, award to the Optionee with respect to each Option, a related limited right permitting the Optionee, during a specified limited time period, to be paid the appreciation on the Option in lieu of exercising the Option ("Limited Right").

4.2 LIMITED RIGHTS AGREEMENT. Limited Rights granted under the Plan shall be evidenced by written agreements in such form as the Committee may from time to time determine.

4.3 EXERCISE PERIOD. Limited Rights are immediately exercisable in full upon grant for a period of up to seven months following the date of a Change in Control of Sun Company, Inc. (the "Exercise Period").

4.4 AMOUNT OF PAYMENT. The amount of payment to which an Optionee shall be entitled upon the exercise of each Limited Right shall be equal to 100% of the amount, if any, which is equal to the difference between the Option Price of the related Option and the Market Price of a share of such Common Stock. Market Price is defined to be the greater of (i) the highest price per share of Common Stock paid in connection with any Change in Control and (ii) the highest price per share of Common Stock reflected in the consolidated trading tables of The Wall Street Journal (presently the New York Stock Exchange Composite Transactions quotations) during the 60-day period prior to the Change in Control.

4.5 FORM OF PAYMENT. Payment of the amount to which an Optionee is entitled upon the exercise of Limited Rights, as determined pursuant to Section 4.4, shall be made solely in cash.

4.6 EFFECT OF EXERCISE. If Limited Rights are exercised, the Stock Options, if any, related to such Limited Rights cease to be exercisable to the extent of the number of shares with respect to which the Limited Rights were exercised. Upon the exercise or termination of the Options, if any, related to such Limited Rights, the Limited Rights granted with respect thereto terminate to the extent of the number of shares as to which the related Options were exercised or terminated; provided, however, that with respect to Options that are terminated as a result of the termination of the Optionee's employment status, the Limited Rights awarded in tandem therewith shall not terminate and such Limited Rights shall remain exercisable during the Exercise Period for any Optionee who:

    (a) was employed by the Company at the time of the Change in Control and is subsequently terminated by the Company other than for Just Cause; or

    (b) voluntarily terminates if such termination was the result of a good faith determination by the Optionee that, as a result of the Change in Control, he is unable to effectively discharge his present duties or the duties of the position which he occupied just prior to the Change in Control.

4.7 RETIREMENT OR DISABILITY. Upon termination of the Optionee's employment by reason of permanent disability or retirement (as each is determined by the Committee), the Optionee may, within six months from the date of termination, exercise any Limited Rights to the extent such Limited Right is exercisable during such six-month period.

4.8 DEATH OF OPTIONEE OR TERMINATION FOR OTHER REASONS. Except as provided in Sections 4.7 and 4.9 or except as otherwise determined by the Committee, all Limited Rights granted under the Plan shall terminate upon the termination of the Optionee's employment or upon the death of the Optionee.

4.9 TERMINATION RELATED TO A CHANGE IN CONTROL. The requirement that an Optionee be terminated by reason of retirement or permanent disability or be employed by the Company at the time of exercise pursuant to Sections
    4.7 and 4.8 respectively, is waived during the Exercise Period as to any Optionee who (i) was employed by the Company at the time of the Change in Control and (ii) is subsequently terminated by the Company other than for Just Cause or who voluntarily terminates if such termination was the result of a good faith determination by the Optionee that as a result of the Change in Control the Optionee is unable to effectively discharge the Optionee's present duties or the duties of the position occupied just prior to the Change in Control.

                                   ARTICLE V
                                   ---------

                              COMMON STOCK UNITS
                              ------------------

5.1 AWARD OF COMMON STOCK UNITS. The Committee, from time to time, and subject to the provisions of the Plan, may grant to any participant in the Plan rights to receive shares of Common Stock which are subject to a risk of forfeiture by the participant ("Common Stock Units"). At the time it grants any Common Stock Units, the Committee shall determine whether the payment of such Common Stock Units shall be conditioned upon either (i) the participant's continued employment with the Company throughout a stated period (Section 5.4); or (ii) the attainment of certain predetermined performance objectives during a stated period (Section 5.5). The date Common Stock Units are granted shall mean the date selected by the Committee as of which the Committee allots a specific number of Common Stock Units to a participant pursuant to the Plan.

5.2 COMMON STOCK UNIT AGREEMENTS. Common Stock Units granted under the Plan shall be evidenced by written agreements stating the number of Common Stock Units evidenced thereby or in such form and as the Committee may from time to time determine.

5.3 DIVIDEND EQUIVALENTS. A holder of Common Stock Units will be entitled to receive payment from the Company in an amount equal to each cash dividend ("Dividend

    Equivalent") the Company would have paid to such holder had he, on the record date for payment of such dividend, been the holder of record of shares of Common Stock equal to the number of Common Stock Units which had been awarded to such holder as of the close of business on such record date. The Company shall establish a bookkeeping account on behalf of each participant in which the Dividend Equivalents that would have been paid to the holder of Common Stock Units ("Dividend Equivalent Account") shall be credited. The Dividend Equivalent Account will not bear interest.

5.4 PERFORMANCE PERIOD. Upon making an award, the Committee shall determine (and the Common Stock Unit Agreement shall state) the length of the applicable period during which employment must be maintained or certain performance targets must be attained (the "Performance Period"). Performance Periods will normally be from three to five years; however, the Committee at its sole discretion may establish other time periods.

5.5 PERFORMANCE GOALS. Common Stock Units and the related Dividend Equivalent Account earned may be based upon the attainment of Performance Goals established by the Committee in accordance with Section 162(m). Within the first ninety (90) days of the Performance Period, the Committee shall establish, in writing, the weighted Performance Goals and related Performance Factors for various goal achievement levels for the Company. In establishing the weighted Performance Goals, the Committee shall take the necessary steps to insure that the Company's ability to achieve the preestablished goals is uncertain at the time the goals are set. The established written Performance Goals, assigned weights, and Performance Factors shall be written in terms of an objective formula, whereby any third party having knowledge of the relevant Company performance results could calculate the amount to be paid. Such Performance Goals may vary by participant and by grant.

   The number of Common Stock Units and Dividend Equivalents earned will be equal to the amounts awarded multiplied by the Performance Factor. However, the Committee shall have the discretion, by participant and by grant, to reduce (but not to increase) some or all of the amount that would otherwise be payable by reason of the satisfaction of the Performance Goals. In making any such determination, the Committee is authorized to take into account any such factor or factors it determines are appropriate, including but not limited to Company, business unit and individual performance.

5.6 PAYMENT OF COMMON STOCK UNITS AND DIVIDEND EQUIVALENT ACCOUNT. Payment in respect of Common Stock Units earned (as determined under Sections 5.4 and 5.5) shall be made to the holder thereof within 90 days after the Performance Period for such units has ended, but only to the extent the Committee determines that the continuing employment and/or any applicable performance targets have been met.

   Payment for Common Stock Units earned shall be made in shares of Common Stock, except as provided in Section 5.9. The number of shares paid shall be equal to the number of Common Stock Units earned. The holder may elect to reduce this amount by the number of shares of Common Stock which have, on the date the Common Stock Units are paid, a fair market value equal to the applicable federal, state and local withholding tax due on the receipt of Common Stock, in lieu of making a cash payment equal to the amount of such withholding tax due.

   A holder of Common Stock Units will be entitled to receive payment from the Company at the end of the Performance Period an amount in cash equal to the Dividend Equivalent Account earned (as determined under Sections
   5.4 and 5.5) by the holder minus applicable federal, state and local withholding tax due.

5.7 DEATH, DISABILITY OR RETIREMENT. A portion of the Common Stock and the Dividend Equivalent Account shall be forfeited upon the death of a participant or the termination of a participant's employment by reason of retirement or permanent disability (as each is determined by the Committee) prior to the end of the Performance Period.

   The number of Common Stock Units forfeited will be equal to the remaining number of months in the Performance Period divided by the total number of months in the Performance Period times the number of Common Stock Units outstanding and will be rounded down to the next lowest whole amount. The Dividend Equivalent account will be reduced in a similar fashion. The Common Stock Units and the Dividend Equivalent Account retained will remain subject to adjustment for any Performance Factors in accordance with Section 5.5.

5.8 TERMINATION OF EMPLOYMENT. Except as provided in Sections 5.7 and 5.9, or as determined by the Committee, 100% of all Common Stock Units of a participant under the Plan shall be forfeited and the Dividend Equivalent Account shall be forfeited upon termination of the participant's employment with the Company prior to the end of the Performance Period, and in such event the participant shall not be entitled to receive any Common Stock or any payment of the Dividend Equivalent Account regardless of the level of Performance Goals achieved for the respective Performance Periods.

5.9 CHANGE IN CONTROL. Common Stock Units and the Dividend Equivalent Account shall not be forfeited in the case of a participant (i) who was employed by the Company at the time of a Change in Control, and (ii) who is subsequently terminated by the Company other than for Just Cause or who voluntarily terminates if such termination was the result of a good faith determination by the holder of the Common Stock Units that as a result of the Change in Control, the holder is unable to effectively discharge the holder's present duties or the duties of the position occupied just prior to the Change in Control. In that event, all outstanding Common Stock Units and the related Dividend Equivalent Account shall be payable to the Employee in cash within ninety (90) days following the date of occurrence of such Change in Control, regardless of whether the applicable Performance Period has expired. However, the Committee may establish, at the time of the grant of Common Stock Units, other conditions which must be met for payout to occur. These conditions shall be set forth in the Committee's resolution granting the Common Stock Units and in the Agreement with the holder. The participant shall receive in cash an amount equal to the sum of (i) the number of Common Stock Units outstanding multiplied by the Market Price as defined in Section 4.4, and (ii) the Dividend Equivalent Account. There will be no adjustment for any Performance Factors described in Section 5.5. Such amounts will be reduced by the applicable federal, state and local withholding taxes due.

                                  ARTICLE VI
                                  ----------

                                 MISCELLANEOUS
                                 -------------

6.1 GENERAL RESTRICTION. Each award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or Federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the recipient of an award with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with, the granting of such award or the issue or purchase of shares of Common Stock thereunder, such award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

6.2 NON-ASSIGNABILITY. Awards under the Plan shall not be assignable or transferable by the recipient thereof, except by will or by the laws of descent and distribution except as otherwise determined by the Committee. Accordingly, during the life of the recipient, such award shall be exercisable only by such person or by such person's guardian or legal representative, unless the Committee determines otherwise.

6.3 RIGHT TO TERMINATE EMPLOYMENT. Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any participant the right to continue in the employment of the Company or effect any right which the Company may have to terminate the employment of such participant.

6.4 NON-UNIFORM DETERMINATIONS. The Committee's determinations under the Plan (including without limitation, determinations of the persons to receive awards, the form, amount and timing of such awards, the terms and provisions of such awards, and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

6.5 RIGHTS AS A SHAREHOLDER. The recipient of any award under the Plan shall have no rights as a shareholder with respect thereto unless and until certificates for shares of Common Stock are issued on behalf of such recipient.

6.6 LEAVES OF ABSENCE. The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the recipient of any award. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (i) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan and
    (ii) the impact, if any, of any such leave of absence on awards under the Plan theretofore made to any recipient who takes such leaves of absence.

6.7 NEWLY ELIGIBLE EMPLOYEES. The Committee shall be entitled to make such rules, regulations, determinations and awards as it deems appropriate in respect of any employee who becomes eligible to participate in the Plan or any portion thereof after the commencement of an award or incentive period.

6.8 ADJUSTMENTS. In any event of any change in the outstanding Common Stock by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like, the Committee may appropriately adjust the number of shares of Common Stock which may be issued under the Plan, the number of shares of Common Stock subject to Options theretofore granted under the Plan, the Option Price of Options theretofore granted under the Plan, the number of Common Stock Units theretofore awarded under the Plan and any and all other matters deemed appropriate by the Committee.

6.9 AMENDMENT OF THE PLAN.

   (a) The Committee may, without further action by the shareholders and without receiving further consideration from the participants, amend this Plan or condition or modify awards under this Plan in response to changes in securities or other laws or rules, regulations or regulatory interpretations thereof applicable to this Plan or to comply with stock exchange rules or requirements.

   (b) The Committee may at any time, and from time to time, modify or amend the Plan in any respect, except that without shareholder approval the Committee may not

      (i) increase the maximum award levels established in Section 1.5, including the maximum number of shares of Common Stock which may be issued under the Plan (other than increases pursuant to Section 6.8);
      (ii) extend the term during which an Option may be exercised beyond ten years from the date of grant; or (iii) extend the term of the Plan, except that the Board may extend the period during which awards may be made in accordance with Section 1.6. The termination or any modification or amendment of the Plan, except as provided in subsection
      (a), shall not without the consent of a participant, affect the participant's rights under an award previously granted.

                          [SUNOCO LOGO APPEARS HERE]

              YOU ARE CORDIALLY INVITED TO THE 1997 ANNUAL MEETING

                             THURSDAY, MAY 1, 1997

  in the Promenade Ballroom, Second Floor of the Adam's Mark Hotel at Williams
                  Center, 100 East 2nd Street Tulsa, OK 74103

                       9:30 A.M. -- Annual Meeting Starts

                  NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

[PRINTED ON RECYLCED PAPER APPEARS HERE]

[THIS COMMON STOCK PROXY CARD WILL BE ON BLUE CARD STOCK PRINTED WITH BLACK INK]

                   [LOGO OF SUN COMPANY, INC. APPEARS HERE]
                   [Sunoco Diamond]

                              1997 ANNUAL MEETING

                             THE ADAM'S MARK HOTEL

                             at Williams Center

                             Promenade Ballroom, Second Floor
                             100 East 2nd Street
                             Tulsa, OK 74103

                             [ID: STREET MAP OF TULSA]


                            YOUR VOTE IS IMPORTANT.

           Please SIGN AND DATE your proxy card below. After voting
           on the reverse side, detach the proxy card and RETURN it
      in the envelope provided, whether your holdings are large or small, thus assuring your representation at the 1997 ANNUAL MEETING.

Fold and Detach Here                                  Fold and Detach Here
--------------------------------------------------------------------------------

LOGO
[Sunoco Diamond]

SUN COMPANY, INC.                                        COMMON STOCK

Ten Penn Center                                          PROXY CARD

1801 Market Street

Philadelphia, PA 19103-1699


THIS PROXY AND VOTING INSTRUCTION CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SUN COMPANY, INC. FOR THE MAY 1, 1997 ANNUAL MEETING OF SHAREHOLDERS OR ANY ADJOURNMENTS THEREOF.

The undersigned appoints R.H. CAMPBELL and J.L. FOLTZ and each of them, with full power of substitution, as proxies and attorneys-in-fact (the "Proxies") to vote as indicated all shares of Sun Company, Inc. Common Stock, which the undersigned is entitled to vote, and in their discretion, to vote upon such other business as may properly come before the 1997 Annual Meeting. This proxy card also provides voting instructions for shares held for the account of the undersigned, if any, in the Sun Company, Inc. Capital Accumulation Plan. For additional explanatory information, see pages 22 to 23 of the accompanying proxy statement.

SIGNATURE                SIGNATURE               DATED               ,1997
         ----------------         ---------------     ---------------


Please sign exactly as your name appears above. When signing as attorney, executor, administrator, trustee, guardian, etc., give full title. If stock is jointly owned, each joint owner should sign.

                           CONTINUED ON REVERSE SIDE

THIS PROXY CARD WHEN PROPERLY EXECUTED WILL BE VOTED BY THE PROXIES IN THE MANNER DESIGNATED BELOW. IF THIS PROXY CARD IS RETURNED SIGNED, BUT THERE IS
NO INDICATION OF A VOTE OR IF IT IS NOT CLEAR WHICH BOX IS CHECKED, THE PROXIES WILL VOTE FOR ITEMS (1), (2) AND (3). SUNCAP SHARES WILL BE VOTED IN ACCORDANCE WITH THE TERMS OF THAT PLAN.


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ITEMS (1), (2) AND (3).
                                                     ---------------------------

(1) ELECTION OF DIRECTORS



    FOR all nominees listed //         AGAINST all  //

                                       nominees listed


R.H. CAMPBELL      M.J. EVANS     R.A. PEW

R.E. CARTLEDGE     T.P. GERRITY   W.F. POUNDS

R.E. CAWTHORN      J.G. KAISER    A.B. TROWBRIDGE

J.G. DROSDICK      R.D. KENNEDY

TO VOTE AGAINST ANY NOMINEE, LIST NOMINEE'S NAME.



-----------------------------------------------------------------------
TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE (TO ABSTAIN), LIST NOMINEE'S

NAME.



-----------------------------------------------------------------------


(2) ADOPTION OF THE SUN COMPANY, INC. LONG-TERM PERFORMANCE

    ENHANCEMENT PLAN

           FOR          AGAINST           ABSTAIN

           //           //            //


(3) APPROVAL OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR 1997

           FOR          AGAINST          ABSTAIN

           //           //            //




// Please check ONLY if you plan to attend the 1997 Annual Meeting.

   Admission tickets are required and will be mailed to you.


     PLEASE SIGN AND DATE YOUR PROXY CARD ON THE REVERSE SIDE AND

         RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.

                    [LOGO OF SUN COMPANY, INC. APPEARS HERE]
                     [LOGO OF SUNOCO DIAMOND APPEARS HERE]


                              1997 ANNUAL MEETING

                             THE ADAM'S MARK HOTEL
                              at Williams Center

                       Promenade Ballroom, Second Floor

                              100 East 2nd Street

                               Tulsa, OK  74103


                           [ID: STREET MAP OF TULSA]

                           YOUR VOTE IS IMPORTANT.

           Please SIGN AND DATE your proxy card below. After voting

          on the reverse side, detach the proxy card and RETURN it

     in the envelope provided, whether your holdings are large or small,

        thus assuring your representation at the 1997 ANNUAL MEETING.


Fold and Detach Here                                       Fold and Detach Here
--------------------------------------------------------------------------------

[LOGO OF SUNOCO DIAMOND APPEARS HERE]
                                         DEPOSITARY SHARES REPRESENTING SERIES A

SUN COMPANY, INC.                               CUMULATIVE PREFERENCE STOCK

Ten Penn Center

1801 Market Street

Philadelphia, PA  19103-1699

THIS PROXY CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SUN COMPANY, INC. FOR THE MAY 1, 1997 ANNUAL MEETING OF SHAREHOLDERS OR ANY ADJOURNMENTS THEREOF.

The undersigned holder of Depositary Shares instructs First Chicago Trust Company of New York ("First Chicago") to vote, as indicated, all shares of Sun Company, Inc. Series A Cumulative Preference Stock ("Preference Stock"), as to the voting of which the undersigned is entitled to instruct First Chicago to vote, and in First Chicago's discretion, to vote upon such other business as may properly come before the 1997 Annual Meeting. First Chicago has authorized The Corporation Trust Company to tabulate the vote received and has further authorized and instructed R.H. CAMPBELL and J.L. FOLTZ and each of them, with full power of substitution, to act as First Chicago's proxies and attorneys-in-fact (the "Proxies") to vote as indicated all Depositary Shares and thereby the underlying Preference Stock held by the undersigned. The undersigned hereby approves the appointment of such Proxies by First Chicago. For additional explanatory information, see pages 22 to 23 of the accompanying proxy statement.

SIGNATURE                          SIGNATURE                   DATED       ,1997
         --------------------------         -------------------     -------
Please sign exactly as your name appears above. When signing as attorney, executor, administrator, trustee, guardian, etc., give full title. If stock is jointly owned, each joint owner should sign.

                           CONTINUED ON REVERSE SIDE

THIS PROXY CARD WHEN PROPERLY EXECUTED WILL BE VOTED BY THE PROXIES IN THE MANNER DESIGNATED BELOW. IF THIS PROXY CARD IS RETURNED SIGNED, BUT THERE IS NO INDICATION OF A VOTE OR IF IT IS NOT CLEAR WHICH BOX IS CHECKED, THE PROXIES WILL VOTE FOR ITEMS (1), (2) AND (3). THE PROXIES WILL NOT VOTE THE PREFERENCE STOCK TO THE EXTENT THAT PROXY CARDS ARE NOT RECEIVED FROM THE HOLDERS OF THE DEPOSITARY SHARES.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ITEMS (1), (2) AND (3).
                                                     --------------------------


(1) ELECTION OF DIRECTORS

    FOR all nominees listed    / /     AGAINST all      / /
                                       nominees listed

R.H. CAMPBELL     M.J. EVANS        R.A. PEW

R.E. CARTLEDGE    T.P. GERRITY      W.F. POUNDS

R.E. CAWTHORN     J.G. KAISER       A.B. TROWBRIDGE

J.G. DROSDICK     R.D. KENNEDY


TO VOTE AGAINST ANY NOMINEE, LIST NOMINEE'S NAME.

-------------------------------------------------------------------------------

TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE (TO ABSTAIN), LIST NOMINEE'S NAME.


-----------------------------------------------------------------------

(2) ADOPTION OF THE SUN COMPANY, INC. LONG-TERM PERFORMANCE ENHANCEMENT PLAN

            FOR            AGAINST          ABSTAIN

            / /              / /              / /

(3) APPROVAL OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR 1997

            FOR            AGAINST          ABSTAIN

            / /              / /              / /

/ / Please check ONLY if you plan to attend the 1997 Annual Meeting.

    Admission tickets are required and will be mailed to you.


         PLEASE SIGN AND DATE YOUR PROXY CARD ON THE REVERSE SIDE AND
                 RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.